Exhibit 2.2

CONTRIBUTION AGREEMENT

by and between

COLUMN GUARANTEED LLC

and

WALKER & DUNLOP, INC.

Dated as of October 29, 2010

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EXHIBIT LIST

SECTION FIRST
EXHIBITS		REFERENCED

A	Definitions	Recital A

B	Walker Contribution Agreement	Recital B

C	Lock-Up Agreement	Recital D

D	Form of Contribution and Assumption Agreement	1.1

E	Total Consideration	1.2

F	FIRPTA Certificate	7.2(a)(ii)

G	Form of Registration Rights Agreement	7.2(a)(iii)

H	Form of Stockholders Agreement	7.2(a)(iv)

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CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of October 29, 2010 (the “Effective Date”) by and between Walker & Dunlop, Inc. (the “Company”) and Column Guaranteed LLC (“the Contributor”).

RECITALS

A.                                   For purposes of this Agreement, all capitalized terms shall have the meanings given to such terms in Exhibit A, or as otherwise defined in this Agreement.

B.                                     The Company desires to consolidate the ownership of Walker & Dunlop, LLC, a Delaware limited liability company (“W&D LLC”), through a series of transactions (collectively, the “Formation Transactions”) whereby the Company will acquire (i) a 35% membership interest in W&D LLC from the Contributor (the “Column Interest”) pursuant to this Agreement, and (ii) all of the interests in certain corporations and limited liability companies which own, directly or indirectly, all of the membership interests in W&D LLC other than the Column Interest (collectively, the “Remaining Company Interests” and, together with the Column Interest, the “Company Interests”) pursuant to that certain Contribution Agreement, dated as of the date hereof, by and among the Company, Mallory Walker, Taylor Walker, William Walker, Howard S. Smith III, Richard Warner, Donna Mighty, Michael Yavinsky, Ted Hermes and Deborah Wilson, the form of which is attached hereto as Exhibit B (the “Walker Contribution Agreement”).

C.                                     The Formation Transactions include the proposed initial public offering (the “Public Offering”) of shares of common stock, par value $0.01 per share (the “Common Shares”), of the Company.

D.                                    In connection with the Public Offering, on the date hereof the Contributor is delivering to the Company a duly executed Lock-Up Agreement in the form attached hereto as Exhibit C.

E.                                      The Contributor desires to transfer the Column Interest to the Company in exchange for Common Shares of the Company, on the terms and subject to the conditions set forth herein.

F.                                      The parties hereto intend that the Formation Transactions will be governed by Section 351 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

CONTRIBUTION OF COLUMN INTEREST

Section 1.1                                      Contribution of Column Interest.  At the Closing (as defined in Section 7.1) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Company, absolutely and unconditionally, and free and clear of all Liens, the Column Interest in exchange for Common Shares, on the terms and subject to the conditions set forth herein.  The contribution and assumption of the Column Interest shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit D attached hereto (the “Contribution and Assumption Agreement”).  From and after the Closing, the Contributor shall no longer

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be a member of W&D LLC, and after the Closing, the Contributor shall have no rights or obligations as a member under the Operating Agreement; provided, however, that the Contributor’s rights under Article XIII of the Operating Agreement, including, among other rights, rights to indemnification and exculpation, shall survive the Formation Transactions, and the Company shall cause W&D LLC to comply with its obligations thereunder.

Section 1.2                                      Consideration and Exchange of Equity.  The Company shall, in exchange for the Column Interest, transfer to the Contributor the number of Common Shares as determined on Exhibit E (such number of Common Shares being the Contributor’s “Total Consideration”).  The parties acknowledge and agree that the issuance of Common Shares to the Contributor shall be evidenced by, at the Company’s election, either certificates representing such shares (“Share Certificates”) or by book-entry of uncertificated shares recorded in the Company’s share ledger.  Each party shall take such additional actions and execute such other documentation as may be required by the Operating Agreement or as reasonably requested by the other party in order to effect the transactions contemplated by this Agreement.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

The Contributor represents and warrants to the Company as follows:

Section 2.1                                      Organization; Authority; Qualification.  The Contributor is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary.

Section 2.2                                      Due Authorization.  The Contributor has the requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 2.3                                      Consents and Approvals.  Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Contributor in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.4                                      Ownership of the Column Interest.  The Column Interest constitutes all of the interests in W&D LLC that are held by the Contributor.  The Contributor is the sole owner of the Column Interest, beneficially and of record, free and clear of any Liens of any nature, other than Liens imposed by the Operating Agreement, and, upon delivery of consideration for such Column Interest as herein provided, the Company will acquire good title thereto, free and clear of any Liens, other than Liens imposed by the Operating Agreement.  There exist no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Column Interest, other than any such rights provided for in the Operating Agreement.

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Section 2.5                                      Non-Contravention.  None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby by the Contributor does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate or conflict with the organizational documents of the Contributor, (ii) contravene, violate, or conflict with, any foreign, federal, state, local or other law binding on the Contributor, or by which the Contributor or any of its respective assets or properties (including the Column Interest) are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Contributor under (A) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or the Column Interests are bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Contributor or the Column Interest is bound, (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity or (v) result in the creation of any Lien upon the Column Interest.

Section 2.6                                      Non-Foreign Status.  The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is not subject to any withholding requirements under the Code or other applicable law in connection with any payment or consideration contemplated under this Agreement.

Section 2.7                                      Investment Purposes.  The Contributor acknowledges its understanding that the offering and issuance of the Common Shares to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) and that the Company’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein, and further acknowledges as follows:

(a)                                  Investment.  The Contributor is acquiring the Common Shares solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such Common Shares.  The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the Common Shares, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act.  Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the Articles of Incorporation and Bylaws of the Company.

(b)                                 Knowledge.  The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement.  The Contributor is able to bear the economic risk of holding the Common Shares for an indefinite period and is able to afford the complete loss of its investment in the Common Shares.  The Contributor has received and reviewed all information and documents about or pertaining to the Company, the business and prospects of the Company and the issuance of the Common Shares as the Contributor deems necessary or desirable and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the business and prospects of the Company and the Common Shares, which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Shares.

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(c)                                  Holding Period.  The Contributor acknowledges that it has been advised that (i) the Common Shares issued pursuant to this Agreement are “restricted securities” under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom; accordingly, such Contributor may have to bear indefinitely the economic risks of an investment in the Common Shares; (ii) a restrictive legend in the form hereafter set forth shall be placed on the Share Certificates; and (iii) a notation shall be made in the appropriate records of the Company indicating that the Common Shares are subject to restrictions on transfer.

(d)                                 Accredited Investor.  The Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act).

(e)                                  Legend.  Each Share Certificate issued pursuant to this Agreement shall bear the following legend:

The securities evidenced hereby have not been registered under the Act, or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities laws.

Section 2.8                                      Solvency.  The Contributor will be solvent immediately following the transfer of the Column Interest to the Company.

Section 2.9                                      Tax.  No Tax Lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Column Interest.  No amount is required to be withheld in respect of Taxes from any consideration payable to the Contributor pursuant to this Agreement under the Code or any other applicable law.  The Contributor has no present plan or intention to sell any Common Shares issued pursuant to this Agreement during the Lock-Up Period.

Section 2.10                                Exclusive Representations.  Except as set forth in this Article 2, the Contributor makes no representation or warranty of any kind, express or implied, and the Company acknowledges that it has not relied upon any other such representation or warranty.  The Contributor acknowledges that no representation or warranty has been made by the Company with respect to the legal and Tax consequences of the transfer to the Company of the Column Interest, nor with respect to the Contributor’s receipt of Common Shares as consideration therefor.  The Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Contributor that:

Section 3.1                                      Organization; Authority; Qualification.  The Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary.  The Company has made available to the Contributor true and correct drafts of its Articles of Incorporation and Bylaws as proposed to be in effect for the Company on the Closing Date.

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Section 3.2                                      Due Authorization.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 3.3                                      Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 100,000 Common Shares.  As of the date hereof, there are 100 Common Shares issued and outstanding (the “Current Shares”) and no Common Shares are held by the Company as treasury stock.  All of the issued and outstanding Current Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.  Prior to the completion of the Public Offering, the Company shall not grant any options to purchase Common Shares; provided, that concurrently with or prior to the completion of the Public Offering, the Company may grant options to purchase Common Shares pursuant to the Company’s 2010 Equity Incentive Plan to its employees, including its executive officers and independent directors, in an aggregate amount not to exceed 8% of all Common Shares to be issued and outstanding immediately following the Public Offering.

Section 3.4                                      Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Contributor made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

Section 3.5                                      Non-Contravention.  Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate or conflict with the Articles of Incorporation and Bylaws of the Company, (ii) contravene, violate or conflict with any foreign, federal, state, local or other law binding on the Company or by which the Company or any of its assets or properties are bound or subject, or (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Company under (A) any agreement, document or instrument to which the Company is a party or by which the Company is bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Company is bound.

Section 3.6                                      Common Shares.  Upon issuance thereof and subject to the payment of consideration described herein, any Common Shares issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Section 3.7                                      Conduct of Business of the Company.  The Company has not engaged in any material operations prior to the date hereof, and will not engage in any material operations prior to the completion of the Formation Transactions and the Public Offering.  The Company has no material assets or liabilities as of the date hereof, and will not have any material assets or operations prior to the completion of the Formation Transactions and the Public Offering.

Section 3.8                                      Conduct of Business of Green Park Financial Limited Partnership and the Participating Companies.  Neither Green Park Financial Limited Partnership nor any of the Participating

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Companies has engaged in any material operations since January 30, 2009.  The material assets owned by the Participating Companies consist solely of the Remaining Company Interests and equity interests in certain corporations and limited liability companies which own, directly or indirectly, Remaining Company Interests.

Section 3.9                                      No Claims Under the Formation Agreement.  To the actual knowledge of the executive officers of the Company, there are no pending facts or circumstances that give W&D LLC the right to seek indemnification against the GPF Parties (as defined in the Formation Agreement) under any part of Section 11.2 of the Formation Agreement.

Section 3.10                                No Misstatement or Omission of Material Fact.  The Company’s Registration Statement on Form S-1 (Registration No. 333-168535) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Participating Companies.

Section 3.11                                Exclusive Representations. Except as set forth in this Article 3, the Company makes no any representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 4.

COVENANTS

Section 4.1                                      No Transfer of Column Interest.  From the Effective Date through the earlier of (i) the termination of this Agreement in accordance with Section 9.1, and (ii) the Closing Date, and except in connection with the Formation Transactions, the Contributor shall not, without the prior written consent of the Company, sell, transfer, mortgage, pledge or encumber or otherwise dispose of (or agree to do or cause to be done any of the foregoing) all or any portion of the Column Interest.

Section 4.2                                      Tax Covenants.

(a)                                  The Contributor, on the one hand, and the Company, on the other hand, shall provide each other with such cooperation and information relating to W&D LLC or the Column Interest, as applicable, as the other party reasonably requests in (i) preparing and filing any Tax Return, amended Tax Return or claim for Tax refund; (ii) determining any liability for Taxes or a right to a Tax refund; (iii) conducting any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes; or (iv) performing Tax diligence.  Such reasonable cooperation shall include, without limitation, the reasonable provision of documents, the reasonable granting of powers of attorney, and making employees and agents available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder.

(b)                                 The Company shall (i) prepare or cause to be prepared and file or cause to be filed all Tax Returns of W&D LLC and its subsidiaries which are due after the Closing Date and (ii) deliver or cause to be delivered to the Contributor such information as is necessary for the Contributor to prepare and file its federal, state and local Tax Returns as they relate to W&D LLC for taxable periods ending on or before the Closing Date.  The Company shall use every reasonable effort to provide such information within 90 days following the Closing Date.

(c)                                  The Contributor shall pay and bear all transfer, stamp, documentary, recording and similar Taxes with the transactions contemplated herein.

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(d)                                 The parties intend that the Formation Transactions will be governed by Section 351 of the Code and shall take no action or position inconsistent with such treatment except to the extent such treatment is inapplicable under law.  For the sake of clarity, any sale of Common Shares after the Lock-Up Period shall not be treated as violating this Section 4.2(d).

Section 4.3                                      Cooperation with Respect to Proceedings.  In the event of a Proceeding by any Person, including any Governmental Entity, seeking to restrain, prevent, prohibit, materially delay or restructure the transactions contemplated by this Agreement, including the Formation Transactions and the Public Offering, the parties shall cooperate and exercise commercially reasonable efforts to seek a resolution of such Proceeding so as to eliminate any impediment to Closing.

Section 4.4                                      Further Assurances.  The Contributor shall execute and deliver to the Company all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Company may reasonably request in order to effect the transactions contemplated hereby, including instruments or documents deemed necessary or desirable by the Company to effect and evidence the conveyance of the Column Interest in accordance with the terms and conditions of this Agreement.

Section 4.5                                      Walker Contribution Agreement.  The Company shall not amend, modify, supplement or otherwise alter, directly or indirectly, the Walker Contribution Agreement in any material respect without the prior written consent of the Contributor.  The Company shall not waive (i) any of its material interests in or rights under the Walker Contribution Agreement or (ii) any material condition to the Company’s obligation to consummate the Closing (as defined in the Walker Contribution Agreement) provided in Section 6.1 of the Walker Contribution Agreement without the prior written consent of the Contributor.

ARTICLE 5.

WAIVER AND CONSENT; FORMATION AGREEMENT INDEMNIFICATION

Section 5.1                                      Waiver of Rights and Consent Under Operating Agreement.  Effective as of the Closing, the Contributor hereby waives and relinquishes all rights and benefits otherwise afforded to the Contributor under the Operating Agreement with respect to the contribution, sale, transfer, assignment, conveyance or delivery by the other members of W&D LLC of the Remaining Company Interests to the Company pursuant to the Walker Contribution Agreement, including all rights of appraisal, rights of first offer or first refusal, preemptive rights, buy/sell rights, call rights and any other right to consent to or approve of the transactions conducted by such other members in connection with the Formation Transactions and the Public Offering and any and all notice provisions related thereto.  The Contributor acknowledges that the agreements contained herein and in the Walker Contribution Agreement and the transactions contemplated hereby and thereby and any actions taken in contemplation of the transactions contemplated hereby and thereby may conflict with, and may not have been contemplated by, the Operating Agreement or other agreements among one or more holders of Company Interests or one or more of the members of W&D LLC.  The Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers that it is entitled to give that are necessary or desirable to cause the parties to the Walker Contribution Agreement to have authority to transfer the Company Interests to the Company.  In addition, if the transactions contemplated hereby and by the Walker Contribution Agreement occur, this Agreement shall be deemed to be an amendment to the Operating Agreement to the extent the terms herein conflict with the terms thereof, including terms with respect to allocations, distributions and the like.  In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Operating Agreement, which shall remain in full force and effect without modification.  The Waiver and

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Consent enumerated in this Section 5.1 shall become effective only upon the Closing of the contribution and exchange of the Column Interest pursuant to Article 1 and Article 7.

Section 5.2                                      Formation Agreement Indemnification.  The Company and the Contributor acknowledge and agree that, notwithstanding the consummation of the Formation Transactions or anything in the Formation Agreement to the contrary, from and after the Closing, the Contributor shall continue to be considered an Indemnified CGL Party (as defined in the Formation Agreement) for all purposes of Section 11.2 of the Formation Agreement, with rights of indemnification pursuant to, but subject to, all of the provisions of Article 11 of the Formation Agreement; provided, that the Contributor shall have the sole and exclusive right to pursue claims against the GPF Parties for any Damages (as defined in the Formation Agreement) incurred by W&D LLC or the Contributor.  The Company and the Contributor acknowledge and agree that, notwithstanding the consummation of the Formation Transactions or anything in the Formation Agreement to the contrary, from and after the Closing, the Company shall continue to be considered an Indemnified GPF Party (as defined in the Formation Agreement) for all purposes of Section 11.1 of the Formation Agreement, with rights of indemnification pursuant to, but subject to, all of the provisions of Article 11 of the Formation Agreement.

ARTICLE 6.

CONDITIONS TO CLOSING

Section 6.1                                      Conditions to the Company’s Obligation to Close.  The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Company, in its sole and absolute discretion):

(a)                                  The representations and warranties of the Contributor contained in this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Closing Date (as defined in Section 7.1) as if made on and as of such date;

(b)                                 The obligations of the Contributor contained in this Agreement shall have been duly performed on or prior to the Closing Date and the Contributor shall not have breached any covenants contained herein in any material respect;

(c)                                  The Contributor shall have executed and delivered to the Company the documents required to be delivered pursuant to Sections 7.2(a) and 7.3;

(d)                                 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the transactions contemplated hereby;

(e)                                  The Company’s registration statement on Form S-1 previously filed with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or other Proceeding by the SEC seeking a stop order;

(f)                                    The closing of the Public Offering shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing of the Public Offering); and

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(g)                                 The closing under the Walker Contribution Agreement shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing under the Walker Contribution Agreement).

Section 6.2                                      Conditions to the Contributor’s Obligation to Close.  The obligations of the Contributor to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Contributor, in its sole and absolute discretion):

(a)                                  The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct in all material respects on the date such representations and warranties were made, and (ii) shall be true and correct on the Closing Date in all material respects as if made on and as of such date;

(b)                                 The obligations of the Company contained in this Agreement shall have been duly performed on or prior to the Closing Date and the Company shall not have breached any covenants contained herein in any material respect;

(c)                                  The Company shall have executed and delivered to the Contributor the documents required to be delivered pursuant to Sections 7.2(b) and 7.3;

(d)                                 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the transactions contemplated hereby;

(e)                                  No material legal or regulatory change shall have been enacted, promulgated, enforced or proposed that would render inadvisable, in the Contributor’s reasonable judgment, the consummation of the transactions contemplated hereby by the Contributor.

(f)                                    The Company’s registration statement on Form S-1 previously filed with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or Proceeding by the SEC seeking a stop order;

(g)                                 The closing of the Public Offering shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing of the Public Offering); and

(h)                                 The closing under the Walker Contribution Agreement shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing under the Walker Contribution Agreement).

ARTICLE 7.

CLOSING

Section 7.1                                      Time and Place; Closing.  The date, time and place of the consummation of the transactions contemplated by this Agreement (the “Closing” or the “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of), and at the same location as, the closing of the Public Offering.

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Section 7.2                                      Closing Deliveries.  At the Closing, the parties shall deliver or cause to be delivered the following:

(a)                                  The Contributor shall deliver to the Company the following:

(i)                                     a copy of the Contribution and Assumption Agreement, duly executed by the Contributor;

(ii)                                  an affidavit from the Contributor substantially in the form attached hereto as Exhibit F, duly executed by the Contributor;

(iii)                               a copy of the Registration Rights Agreement substantially in the form attached hereto as Exhibit G (the “Registration Rights Agreement”), duly executed by the Contributor;

(iv)                              a copy of the Stockholders Agreement substantially in the form attached hereto as Exhibit H (the “Stockholders Agreement”), duly executed by the Contributor;

(v)                                 any other documents that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts which are reasonably requested by the Company or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Column Interest and effectuate the transactions contemplated hereby; and

(vi)                              a certification regarding the accuracy in all material respects of the representations and warranties of the Contributor contained in this Agreement as of the Closing Date.

(b)                                 The Company shall deliver to the Contributor the following:

(i)                                     the Share Certificates or evidence of delivery of uncertificated Common Shares by book-entry and/or other evidence of the transfer of Common Shares to the Contributor;

(ii)                                  a copy of the Contribution and Assumption Agreement, duly executed by the Company;

(iii)                               a copy of the Registration Rights Agreement, duly executed by the Company;

(iv)                              a copy of the Stockholders Agreement, duly executed by William M. Walker and Mallory Walker; and

(v)                                 a certification regarding the accuracy in all material respects of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

Section 7.3                                      Additional Closing Deliveries.  At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, such additional legal documents and other items to which it is a party or for which it is otherwise responsible as are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith.

Section 7.4                                      Costs.  Each party hereto shall be responsible for its own attorneys’ and advisors’ fees, charges and disbursements in connection with this Agreement, and any other costs and expenses

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incident to the transactions contemplated hereby incurred by it.  The provisions of this Section 7.4 shall survive the Closing.

ARTICLE 8.

INDEMNIFICATION; SURVIVAL

Section 8.1                                      Indemnification.

                                                                                                (a)                                  The Company shall indemnify and hold harmless the Contributor, its affiliates and their respective officers, directors, managers, members, employees and agents (collectively, the “Contributor Indemnified Persons”), from and after the Closing, against any and all actual losses, damages, assessments, fines, penalties, adjustments, liabilities, costs and expenses (including reasonable attorneys’ fees) (“Damages”) incurred or suffered by any Contributor Indemnified Person to the extent arising out of or caused by (i) any breach of any representation or warranty of the Company contained in this Agreement; or (ii) any breach of any covenant or agreement of the Company contained in this Agreement.

                                                                                                (b)                                 The Contributor shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees and agents (collectively, the “Company Indemnified Persons”), from and after the Closing, against any and all actual Damages incurred or suffered by any Company Indemnified Person to the extent arising out of or caused by (i) any breach of any representation or warranty of the Contributor contained in this Agreement; or (ii) any breach of any covenant or agreement of the Contributor contained in this Agreement.

Section 8.2                                      Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties, covenants and indemnities of the Contributor and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

ARTICLE 9.

TERMINATION

Section 9.1                                      Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing:

(a)                                  by mutual agreement of the Contributor and the Company;

(b)                                 at any time after December 31, 2010 (the “Termination Date”), by either the Company or the Contributor, by prior written notice to the other party, if the Closing shall not have occurred for any reason on or prior to the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has been the cause of, or resulted in, the failure of the Closing to occur;

(c)                                  by the Company, upon written notice to the Contributor, if (i) the Company determines, in its sole and absolute discretion, not to proceed with the Public Offering, (ii) any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment and shall not have been waived by the Company, (iii) the Contributor fails to perform in any material respect any of its covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and,

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within twenty (20) days after written notice of such breach to the Contributor, such breach shall not have been cured or waived by the Company and the Contributor shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or prior to the Closing, or (iv) the Contributor shall breach in any material respect any of its representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to the Contributor, the Contributor shall continue to be in breach of such representation or warranty; or

(d)                                 by the Contributor, upon written notice to the Company, if (i) any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by the Contributor, (ii) the Company fails to perform in any material respect any covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within twenty (20) days after written notice of such breach to the Company, such breach shall not have been cured or waived by the Contributor and the Company shall not have provided reasonable assurance to the Contributor that such breach will be cured in all material respects at or prior to the Closing, or (iii) the Company shall breach in any material respect any of its representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to the Company, the Company shall continue to be in breach of such representation or warranty(e)                                     .

Section 9.2                                      Procedure and Effect of Termination.  In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1, written notice thereof shall be given by the party so terminating to the other parties to this Agreement, and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned without further action by the parties hereto.  If this Agreement is terminated pursuant to Section 9.1 hereof:

(a)                                  this Agreement shall become null and void and of no further force or effect, except that the obligations provided for in Section 7.4, Article 8, this Section 9.2 and Article 10 hereof shall survive any such termination of this Agreement; and

(b)                                 except as otherwise set forth herein, such termination shall be without liability of any party to any other party; provided, however, that if the transactions contemplated by this Agreement fail to close as a result of any breach or violation of any of its representations, warranties, covenants or agreements contained in this Agreement by any party, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of any such breach or violation so long as such other parties are not then themselves in breach in any material respect of their respective obligations under this Agreement.

ARTICLE 10.

MISCELLANEOUS

Section 10.1                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or ..pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

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Section 10.2                                Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

Section 10.3                                Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 10.4                                Entire Agreement.  This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 7.2 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

Section 10.5                                Assignability.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by either party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect, except that the Company may assign its rights and obligations hereunder to an affiliate.

Section 10.6                                Titles.  The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 10.7                                Third Party Beneficiary.  No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 10.8                                Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement.  To the extent permitted by applicable law, the parties waive any provision of applicable law which renders any provision of this Agreement unenforceable in any respect.

Section 10.9                                Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references

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herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 10.10                          Reliance.  Each party to this Agreement acknowledges and agrees that it is not relying on Tax or other advice from any other party to this Agreement, and that it has or will consult with its own Tax and other advisors with regard to the transactions contemplated herein and its investment in the Company.  Except to the extent attributable to a breach by the Contributor of any Tax-related representations, warranties or covenants set forth in this Agreement or any Exhibit to this Agreement, the Contributor shall not be liable for any Damages resulting from a successful challenge of the treatment or characterization by any taxing authority of the transactions contemplated herein.

Section 10.11                          Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company:

Walker & Dunlop, Inc.

7501 Wisconsin Avenue, Suite 1200

Bethesda, Maryland 20814

Phone: (301) 215-5500

Facsimile: (301) 215-2150

Email: wwalker@walkerdunlop.com

Attn:  William M. Walker

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20004

Phone: (202) 637-5600

Facsimile: (202) 637-5910

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Email: david.bonser@hoganlovells.com

Attn: David Bonser

To the Contributor:

Column Financial, Inc.

11 Madison Avenue

New York, NY 10010

Facsimile:  (212) 538-2200

Attn:  Edmund Taylor

with a copy to:

Credit Suisse

1 Madison Avenue

New York, NY 10010

Facsimile:  (212) 325-8282

Attn:  Legal and Compliance Division

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Phone:   (212) 310-8000

Facsimile:  (212) 310-8007

Email: doug.warner@weil.com

Attn:  Doug Warner

Section 10.12                          Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Contributor to enforce the consummation of the Public Offering.

Section 10.13                          Enforcement Costs.  Should either party institute any Proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such Proceeding.  A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed on its behalf as of the date first written above.

COMPANY

Walker & Dunlop, Inc., a Maryland corporation

By:	/s/ William M. Walker
	Name:	William M. Walker
	Title:	Chairman, President and Chief
Executive Officer

CONTRIBUTOR

Column Guaranteed LLC

By:	/s/ Robert Wrzosek
	Name:	Robert Wrzosek
	Title:	Vice President

Signature Page to Contribution Agreement (Column)

EXHIBIT A

TO

CONTRIBUTION AGREEMENT

DEFINITIONS

                                                For purposes of the Agreement, the following terms have the meanings set forth below:

(a)                                  “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by applicable law to close.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Consents” means any consent necessary or desirable under the Operating Agreement or any other agreement among all or any of the holders of interests in W&D LLC (i) to cause the Contributor to have authority to transfer the Column Interest to the Company or to amend the Operating Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any such transfer, (ii) to cause the other members of W&D LLC to have authority to transfer the Remaining Company Interests to the Company or to amend the Operating Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any such transfer, (iii) to enable the Company to effect the Public Offering, (iv) to admit the Company as a substitute member of W&D LLC upon the Company’s acquisition of the Column Interest and the Remaining Company Interests and to adopt such amendment as is necessary or desirable to effect such admission, (v) to adopt any amendment to the Operating Agreement as may be reasonably deemed desirable by the Company, either simultaneously with or immediately prior to the acquisition of the Column Interest, and (vi) to continue W&D LLC following the transfer of interest therein to the Company.

(d)                                 “Damages” means all claims, liabilities, Taxes, demands, obligations, losses, penalties, fines, assessments, levies and judgments (at equity or at law), damages (including compensatory damages and amounts paid in settlement), costs and expenses, including reasonable attorneys’, accountants’, investigators’, and experts fees and expenses (reasonably sustained or incurred in connection with the defense or investigation of any Proceedings, including Proceedings to establish insurance coverage), whenever arising or incurred, but expressly excluding exemplary and punitive damages (except to the extent awarded in any Proceeding initiated by a third party).

(e)                                  “Formation Agreement” means that certain Formation Agreement, dated as of January 30, 2009, by and among Green Park Financial Limited Partnership, W&D Inc. (formerly known as Walker & Dunlop, Inc.), the Contributor and Walker & Dunlop, LLC.

(f)                                    “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(g)                                 “Liens” means, means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

Exhibit A-1

(h)                                 “Lock-Up Period” has the meaning given to such term in that certain Letter Agreement, dated October 29, 2010, by and among the Contributor and Credit Suisse Securities (USA) LLC, Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. Incorporated or such shorter period after which the Contributor is permitted to sell Common Shares under the Letter Agreement pursuant to a waiver or otherwise.

(i)                                     “Operating Agreement” means the limited liability company agreement of W&D LLC (including all amendments or restatements thereto).

(j)                                     “Participating Companies” means Walker & Dunlop Multifamily, Inc., Walker & Dunlop GP, LLC, GPF Acquisition, LLC and W&D, Inc.

(k)                                  “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

(l)                                     “Proceeding” shall mean any governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding.

(m)                               “SEC” means the Securities and Exchange Commission.

(n)                                 “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(o)                                 “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes or provided to any taxing authority or in respect of Tax law, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.

(p)                                 “Waivers” means the waiving of any and all rights that the Contributor may have with respect to, and (to the extent controlled by the Contributor) that any such other Person may have with respect to, or that may accrue to the Contributor or such other controlled Person upon the occurrence of, the transfer of the Company Interests to the Company, including the following rights: rights of notice; rights to response periods; rights to purchase the direct or indirect interests of another member in W&D LLC or to sell the Contributor’s or other Person’s direct or indirect interest therein to another partner; rights to sell the Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein; or rights to prohibit, limit, invalidate, otherwise restrict or impair any such transfer or to cause a termination or dissolution of W&D LLC because of such transfer.

(q)                                 Each of the following terms is defined in the section set forth below opposite such term:

Exhibit A-2

Term	Section
Act	2.7
Agreement	Preamble
Closing	7.1
Closing Date	7.1
Column Interest	Recital B
Common Shares	Recital C
Company	Preamble
Company Indemnified Persons	8.1(b)
Company Interests	Recital B
Contribution and Assumption Agreement	1.1
Contributor	Preamble
Contributor Indemnified Persons	8.1(a)
Current Shares	3.3
Damages	8.1(a)
Effective Date	Preamble
Formation Transactions	Recital B
Public Offering	Recital C
Registration Rights Agreement	7.2(a)(iv)
Remaining Company Interest	Recital B
Share Certificate	1.2
Stockholders Agreement	7.2(a)(iv)
Termination Date	9.1(b)
Total Consideration	1.2
Transfer	2.7(a)
W&D LLC	Recital B
Walker Contribution Agreement	Recital B

Exhibit A-3

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

WALKER CONTRIBUTION AGREEMENT

[See Attached]

Exhibit B-1

CONTRIBUTION AGREEMENT

by and among

MALLORY WALKER

TAYLOR WALKER

WILLIAM WALKER

HOWARD SMITH, III

RICHARD WARNER

DONNA MIGHTY

MICHAEL YAVINSKY

EDWARD B. HERMES

DEBORAH WILSON

and

WALKER & DUNLOP, INC.

Dated as of October 29, 2010

i

ii

EXHIBIT LIST

SECTION FIRST
EXHIBITS		REFERENCED

A	Definitions	Recital A

B	Column Contribution Agreement	Recital B

C	Contributors, Participating Companies and Remaining Company Interests	Recital B

D	Lock-Up Agreement	Recital D

E	Form of Contribution and Assumption Agreement	1.1

F	Total Consideration	1.2

G	FIRPTA Certificate	7.2(a)(ii)

H	Form of Registration Rights Agreement	7.2(a)(iii)

I	Form of Stockholders Agreement	7.2(a)(iv)

iii

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of October 29, 2010 (the “Effective Date”) by and among Walker & Dunlop, Inc. (the “Company”), Mallory Walker, Taylor Walker, William Walker, Howard Smith, III, Richard Warner, Donna Mighty, Michael Yavinsky, Edward B. Hermes and Deborah Wilson (each a “Contributor,” and collectively the “Contributors”).

RECITALS

A.                                   For purposes of this Agreement, all capitalized terms shall have the meanings given to such terms in Exhibit A, or as otherwise defined in this Agreement.

B.                                     The Company desires to consolidate the ownership of Walker & Dunlop, LLC, a Delaware limited liability company (“W&D LLC”), through a series of transactions (collectively, the “Formation Transactions”) whereby the Company will acquire (i) a 35% membership interest in W&D LLC (the “Column Interest”) from Column Guaranteed LLC (“Column”) pursuant to that certain Contribution Agreement, dated as of the date hereof, by and between the Company and Column, the form of which is attached hereto as Exhibit B (the “Column Contribution Agreement”), and (ii) pursuant to this Agreement, all of the interests in certain corporations and limited liability companies set forth on Exhibit C (collectively, the “Participating Companies”), which Participating Companies own, directly or indirectly, all of the membership interests in W&D LLC other than the Column Interest (collectively, the “Remaining Company Interests” and, together with the Column Interest, the “Company Interests”).

C.                                     The Formation Transactions include the proposed initial public offering (the “Public Offering”) of shares of common stock, par value $0.01 per share (the “Common Shares”), of the Company.

D.                                    In connection with the Public Offering, on the date hereof each Contributor is delivering to the Company a duly executed Lock-Up Agreement in the form attached hereto as Exhibit D.

E.                                      The Contributors desire to transfer the Remaining Company Interests to the Company in exchange for Common Shares of the Company, on the terms and subject to the conditions set forth herein.

F.                                      The parties hereto intend that the Formation Transactions will be governed by Section 351 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
CONTRIBUTION OF REMAINING COMPANY INTERESTS

Section 1.1                                      Contribution of Remaining Company Interests.  At the Closing (as defined in Section 7.1) and subject to the terms and conditions contained in this Agreement, the Contributors shall contribute, transfer, assign, convey and deliver to the Company, absolutely and unconditionally, and, except as set forth in Section 2.3, free and clear of all Liens, the Remaining Company Interests in exchange for Common Shares, on the terms and subject to the conditions set forth herein.  The contribution and assumption of the Remaining Company Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit E attached hereto (the “Contribution and Assumption Agreement”).  From and after the Closing, the Contributors shall no longer be members or shareholders, as applicable, of any Participating Company, and after the Closing the Contributors shall have no rights or obligations as a member or shareholder, as applicable, under any Operating Agreement.

Section 1.2                                      Consideration and Exchange of Equity.  The Company shall, in exchange for the Remaining Company Interests, transfer to each Contributor the number of Common Shares as determined on, and allocated between each such Contributor as set forth in, Exhibit F (each such number of Common Shares being each Contributor’s “Total Consideration”).  The parties acknowledge and agree that the issuance of Common Shares to the Contributors shall be evidenced by, at the Company’s election, either certificates representing such shares (“Share Certificates”) or by book-entry of uncertificated shares recorded in the Company’s share ledger.  Each party shall take such additional actions and execute such other documentation as may be required by the relevant Operating Agreements or as reasonably requested by any other party in order to effect the transactions contemplated by this Agreement.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each Contributor severally, with respect to itself only, represents and warrants to the Company as follows:

Section 2.1                                      Due Authorization.  Such Contributor has the legal right, capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable against such Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 2.2                                      Consents and Approvals.  Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by such Contributor in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.3                                      Ownership of the Remaining Company Interests.  The Remaining Company Interests to be contributed by such Contributor constitute all of the interests in each Participating Company that are held by such Contributor.  Such Contributor is the sole owner of the Remaining Company Interests to be contributed by such Contributor, beneficially and of record, free and clear of any Liens of any nature, other than (i) Liens imposed by the applicable Participating Company’s Operating Agreement and (ii) Liens imposed as security for or otherwise with respect to any loan made to a Participating Company.  Upon delivery of consideration for the Remaining Company Interests to be contributed by such Contributor as herein provided, the Company will acquire good title thereto, free and clear of any Liens, other than (i) Liens imposed by the applicable Participating Company’s Operating Agreement and (ii) Liens imposed as security for or otherwise with respect to any loan made to a Participating Company which the Company has not caused to be released prior to the Closing.  There exist no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Remaining Company Interests to be contributed by such Contributor, other than such rights provided for in the applicable Participating Company’s Operating Agreement.

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Section 2.4                                      Non-Contravention.  None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby by such Contributor does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate or conflict with the organizational documents of such Contributor, (ii) contravene, violate, or conflict with, any foreign, federal, state, local or other law binding on such Contributor, or by which such Contributor or any of its respective assets or properties (including the Remaining Company Interests to be contributed by such Contributor) are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to such Contributor under (A) any agreement, document or instrument to which such Contributor is a party or by which such Contributor or the Remaining Company Interests to be contributed by such Contributor are bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which such Contributor or the Remaining Company Interests to be contributed by such Contributor are bound, (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity or (v) result in the creation of any Lien upon the Remaining Company Interests to be contributed by such Contributor.

Section 2.5                                      Non-Foreign Status.  Such Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is not subject to any withholding requirements under the Code or other applicable law in connection with any payment or consideration contemplated under this Agreement.

Section 2.6                                      Investment Purposes.   Such Contributor acknowledges its understanding that the offering and issuance of the Common Shares to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) and that the Company’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein, and further acknowledges as follows:

(a)                                  Investment.  Except for the Common Shares which may be sold by Mallory Walker and Taylor Walker in the Public Offering, such Contributor is acquiring Common Shares solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such Common Shares.  Such Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the Common Shares, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) if requested by the Company, counsel for such Contributor (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act.  Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the Articles of Incorporation and Bylaws of the Company.

(b)                                 Knowledge.  Such Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement.  Such Contributor is able to bear the economic risk of holding the Common Shares for an indefinite period and is able to afford the complete loss of its investment in the Common Shares.  Such Contributor has received and reviewed all information and documents about or pertaining to the Company, the business and prospects of the Company and the issuance of the Common Shares as such Contributor deems necessary or desirable and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the business and prospects of the Company and the

3

Common Shares, which such Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Shares.

(c)                                  Holding Period.  Such Contributor acknowledges that it has been advised that (i) the Common Shares issued pursuant to this Agreement are “restricted securities” under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom; accordingly, such Contributor may have to bear indefinitely the economic risks of an investment in the Common Shares; (ii) a restrictive legend in the form hereafter set forth shall be placed on the Share Certificates; and (iii) a notation shall be made in the appropriate records of the Company indicating that the Common Shares are subject to restrictions on transfer.

(d)                                 Accredited Investor.  Such Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act).

(e)                                  Legend.  Each Share Certificate issued pursuant to this Agreement shall bear the following legend:

The securities evidenced hereby have not been registered under the Act, or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities laws.

Section 2.7                                      Solvency.   Such Contributor will be solvent immediately following the transfer by such Contributor of its Remaining Company Interests to the Company.

Section 2.8                                      Tax.   No Tax Lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Remaining Company Interests to be contributed by such Contributor.  There are no outstanding powers of attorney relating to Tax matters with respect to the Remaining Company Interests to be contributed by such Contributor, or to the extent executed by such Contributor or any of its affiliates, with respect to any Participating Company.  There are no audits, investigations, disputes, notices of deficiency, assessments, claims, litigation, or other actions for or relating to any liability for Taxes (including, for the sake of clarity, any liability for any amount as a result of a failure to comply with applicable Tax law) of such Contributor or any of its affiliates with respect to such Contributor’s investment in any Participating Company that is ongoing, pending, or which have been threatened in writing.  Neither such Contributor nor any of its affiliates has taken any action or position inconsistent with the tax items reported to such Contributor on Schedule K-1 of either IRS Form 1065 or IRS Form 1120-S (or, in either case, any state or local analogues), as the case may be, in respect of its investment in any Participating Company.  No amount is required to be withheld in respect of Taxes from any consideration payable to such Contributor pursuant to this Agreement under the Code or any other applicable law.  Except for the Common Shares which may be sold by Mallory Walker and Taylor Walker in the Public Offering, no Contributor has any present plan or intention to sell any Common Shares issued pursuant to this Agreement during the applicable Lock-Up Period.

Section 2.9                                      Related Party Contracts.  To the knowledge of such Contributor, no present or former officer, director, member, partner or any Person owning 1% or more of the equity of any Participating Company, and no family member of any such Person, is a party to any contract with the Participating Companies or any of their respective properties, assets or liabilities, other than the Operating Agreements for each of the Participating Companies.

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Section 2.10                                Exclusive Representations.  Except as set forth in this Article 2, such Contributor makes no representation or warranty of any kind, express or implied, and the Company acknowledges that it has not relied upon any other such representation or warranty.  Such Contributor acknowledges that no representation or warranty has been made by the Company with respect to the legal and Tax consequences of the transfer to the Company of the Remaining Company Interests to be contributed by such Contributor, nor with respect to such Contributor’s receipt of Common Shares as consideration therefor.  Such Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Contributor that:

Section 3.1                                      Organization; Authority; Qualification.  The Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary.  The Company has made available to the Contributors true and correct drafts of its Articles of Incorporation and Bylaws as proposed to be in effect for the Company on the Closing Date.

Section 3.2                                      Due Authorization.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 3.3                                      Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 100,000 Common Shares.  As of the date hereof, there are 100 Common Shares issued and outstanding (the “Current Shares”) and no Common Shares are held by the Company as treasury stock.  All of the issued and outstanding Current Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.  Prior to the completion of the Public Offering, the Company shall not grant any options to purchase Common Shares; provided, that concurrently with or prior to the completion of the Public Offering, the Company may grant options to purchase Common Shares pursuant to the Company’s 2010 Equity Incentive Plan to its employees, including its executive officers and independent directors, in an aggregate amount not to exceed 8% of all Common Shares to be issued and outstanding immediately following the Public Offering.

Section 3.4                                      Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Contributors made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

Section 3.5                                      Non-Contravention.  Assuming the accuracy of the representations and warranties of the Contributors made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated

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hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate or conflict with the Articles of Incorporation and Bylaws of the Company, (ii) contravene, violate or conflict with any foreign, federal, state, local or other law binding on the Company or by which the Company or any of its assets or properties are bound or subject, or (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Company under (A) any agreement, document or instrument to which the Company is a party or by which the Company is bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Company is bound.

Section 3.6                                      Common Shares.  Upon issuance thereof and subject to the payment of consideration described herein, any Common Shares issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Section 3.7                                      Conduct of Business of the Company.  The Company has not engaged in any material operations prior to the date hereof, and will not engage in any material operations prior to the completion of the Formation Transactions and the Public Offering.  The Company has no material assets or liabilities as of the date hereof, and will not have any material assets or operations prior to the completion of the Formation Transactions and the Public Offering.

Section 3.8                                      Exclusive Representations. Except as set forth in this Article 3, the Company makes no any representation or warranty of any kind, express or implied, and each Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 4.
COVENANTS

Section 4.1                                      Covenants of the Contributors.

(a)                                  Affirmative Covenants.  From the Effective Date through the earlier of (i) the termination of this Agreement in accordance with Section 9.1, and (ii) the Closing Date, and except in connection with the Formation Transactions, each Contributor, severally and not jointly, shall, to the extent such Contributor has the authority to take such actions:

(i)                                     cause each Participating Company and W&D LLC to preserve and maintain their existence, rights, franchises, licenses and privileges in the jurisdiction of their formation; and

(ii)                                  cause each Participating Company and W&D LLC to conduct their business in the ordinary course of business consistent with past practice and consistent with their obligations under such Participating Company’s or W&D LLC’s organizational documents.

(b)                                 Negative Covenants.  From the Effective Date through the earlier of (i) the termination of this Agreement in accordance with Section 9.1, and (ii) the Closing Date, and except in connection with the Formation Transactions, each Contributor, severally and not jointly, shall not, nor shall any Contributor, to the extent such Contributor has the authority to take such actions, permit any Participating Company or W&D LLC to, in each case without the prior written consent of the Company:

(i)                                     sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the

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Remaining Company Interests to be contributed by such Contributor or any membership interest in W&D LLC owned, directly or indirectly, by a Participating Company;

(ii)                                  mortgage, pledge or encumber all or any portion of the Remaining Company Interests to be contributed by such Contributor or any membership interest in W&D LLC owned, directly or indirectly, by a Participating Company;

(iii)                               enter into any material transaction not in the ordinary course of business;

(iv)                              mortgage, pledge or encumber any assets, except (A) liens for Taxes not delinquent, (B) purchase money security interests in the ordinary course of business, and (C) mechanics’ liens being disputed in good faith and by appropriate proceeding in the ordinary course of business; or

(v)                                 cause or take any action that would render any of the representations or warranties as set forth in Article 2 of this Agreement untrue, incomplete or misleading in any material respect.

Section 4.2                                      Tax Covenants.

(a)                                  Each Contributor, on the one hand, and the Company, on the other hand, shall provide each other with such cooperation and information relating to any of the Participating Companies or the Remaining Company Interests, as applicable, as the other party reasonably requests in (i) preparing and filing any Tax Return, amended Tax Return or claim for Tax refund; (ii) determining any liability for Taxes or a right to a Tax refund; (iii) conducting any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes; or (iv) performing Tax diligence.  Such reasonable cooperation shall include, without limitation, the reasonable provision of documents, the reasonable granting of powers of attorney, and making employees and agents available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder.

(b)                                 The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Participating Companies and their subsidiaries which are due after the Closing Date.

(c)                                  The Contributors shall pay and bear all transfer, stamp, documentary, recording and similar Taxes with the transactions contemplated herein.

(d)                                 (i)  The parties intend that the Formation Transactions will be governed by Section 351 of the Code and shall take no action or position inconsistent with such treatment except to the extent such treatment is inapplicable under law.  For the sake of clarity, any sale of Common Shares after the Lock-Up Period shall not be treated as violating this Section 4.2(d)(i).

(ii)  Mallory Walker and Taylor Walker will not, in connection with the Public Offering, sell Common Shares representing in the aggregate more than 17.5% of the Common Shares outstanding immediately following the completion of the Public Offering and the Formation Transactions.

Section 4.3                                      Cooperation with Respect to Proceedings.  In the event of a Proceeding by any Person, including any Governmental Entity, seeking to restrain, prevent, prohibit, materially delay or restructure the transactions contemplated by this Agreement, including the Formation Transactions and the Public Offering, the parties shall cooperate and exercise commercially reasonable efforts to seek a resolution of such Proceeding so as to eliminate any impediment to Closing.

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Section 4.4                                      Further Assurances.  Each Contributor shall execute and deliver to the Company all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Company may reasonably request in order to effect the transactions contemplated hereby, including instruments or documents deemed necessary or desirable by the Company to effect and evidence the conveyance of the Remaining Company Interests in accordance with the terms and conditions of this Agreement.

Section 4.5                                      Column Contribution Agreement.  The Company shall not amend, modify, supplement or otherwise alter, directly or indirectly, the Column Contribution Agreement in any material respect without the prior written consent of Mallory Walker.  The Company shall not waive any material condition to the Company’s obligation to consummate the Closing (as defined in the Column Contribution Agreement) provided in Section 6.1 of the Column Contribution Agreement without the prior written consent of Mallory Walker.

ARTICLE 5.
WAIVER AND CONSENT; POWER OF ATTORNEY

Section 5.1                                      Waiver of Rights and Consent Under Operating Agreements.  Effective as of the Closing, each Contributor hereby waives and relinquishes all rights and benefits otherwise afforded to such Contributor under any Operating Agreement with respect to the contribution, sale, transfer, assignment, conveyance or delivery by the other members or shareholders of each Participating Company of the Remaining Company Interests to the Company pursuant to this Agreement, including all rights of appraisal, rights of first offer or first refusal, preemptive rights, buy/sell rights, call rights and any other right to consent to or approve of the transactions conducted by such other members or shareholders in connection with the Formation Transactions and the Public Offering and any and all notice provisions related thereto.  Each Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Operating Agreements or other agreements among one or more holders of Remaining Company Interests or one or more of the members or shareholders of a Participating Company.  Each Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers that it is entitled to give that are necessary or desirable to cause the other Contributors to have authority to transfer the Remaining Company Interests to the Company.  In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any Operating Agreement to the extent the terms herein conflict with the terms thereof, including terms with respect to allocations, distributions and the like.  In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Operating Agreements, which shall remain in full force and effect without modification.  The Waiver and Consent enumerated in this Section 5.1 shall become effective only upon the Closing of the contribution and exchange of the Remaining Company Interests pursuant to Article 1 and Article 7.

Section 5.2                                      Grant of Power of Attorney.

(a)                                  Each Contributor hereby irrevocably appoints William M. Walker (or his designee) and any successor thereof from time to time (William M. Walker or such designee or any such successor of any of them acting in his, her or its capacity as attorney in fact pursuant hereto, the “Attorney in Fact”) as the true and lawful attorney in fact and agent of such Contributor, to act in the name, place and stead of such Contributor to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), agreements, assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including the execution of any documents or

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other items required to be delivered pursuant to Sections 7.2(a) and 7.3 or other documents relating to the acquisition by the Company of the Remaining Company Interests, including any registration rights agreements, partnership agreements, pledge agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission (the “SEC”) and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney in Fact in his sole and absolute discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could the applicable Contributor if personally present and acting (the “Power of Attorney”).  Further, each Contributor hereby grants to the Attorney in Fact a proxy (the “Proxy”) to vote the Remaining Company Interests on any matter related to the Formation Transactions that is presented to the members or shareholders of any Participating Company for a vote, including with respect to the transfer of interests in any Participating Company by the other members or shareholders.

(b)                                 Each of the Power of Attorney and the Proxy and all authority granted thereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of any Contributor, and if any other such act or event shall occur prior to the consummation of the transactions contemplated by this Agreement, the Attorney in Fact shall nevertheless be authorized and directed to consummate all such transactions as if such other act or event had not occurred and regardless of notice thereof.  Each Contributor acknowledges and agrees that, at the request of the Company, it shall promptly execute and deliver to the Company a separate power of attorney and proxy on the same terms set forth in this Section 5.2, such execution to be witnessed and notarized, and in recordable form (if necessary).  Each Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and the Proxy.

(c)                                  It is understood that the Attorney in Fact assumes no responsibility or liability to any Person by virtue of the Power of Attorney or Proxy granted by each Contributor under this Section 5.2.  The Attorney in Fact makes no representations with respect to and shall have no responsibility in his capacity as the Attorney in Fact for the Formation Transactions or the Public Offering, or the acquisition of the Remaining Company Interests by the Company and shall not be liable in his capacity as Attorney in Fact for any error or judgment or for any act done or omitted or for any mistake of fact or law, except for his own gross negligence or bad faith, or a breach of this Agreement or the terms of his power of attorney provided for herein.

ARTICLE 6.
CONDITIONS TO CLOSING

Section 6.1                                      Conditions to the Company’s Obligation to Close.  The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Company, in its sole and absolute discretion):

(a)                                  The representations and warranties of each Contributor contained in this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Closing Date (as defined in Section 7.1) as if made on and as of such date;

(b)                                 The obligations of each Contributor contained in this Agreement shall have been duly performed on or prior to the Closing Date and no Contributor shall have breached any covenants contained herein in any material respect;

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(c)                                  Each Contributor, directly or through the Attorney in Fact, shall have executed and delivered to the Company the documents required to be delivered pursuant to Sections 7.2(a) and 7.3;

(d)                                 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the transactions contemplated hereby;

(e)                                  The Company’s registration statement on Form S-1 previously filed with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or other Proceeding by the SEC seeking a stop order;

(f)                                    The closing of the Public Offering shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing of the Public Offering); and

(g)                                 The closing under the Column Contribution Agreement shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing under the Column Contribution Agreement).

Section 6.2                                      Conditions to the Contributors’ Obligation to Close.  The obligations of each Contributor to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by such Contributor, in its sole and absolute discretion):

(a)                                  The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct in all material respects on the date such representations and warranties were made, and (ii) shall be true and correct on the Closing Date in all material respects as if made on and as of such date;

(b)                                 The obligations of the Company contained in this Agreement shall have been duly performed on or prior to the Closing Date and the Company shall not have breached any covenants contained herein in any material respect;

(c)                                  The Company shall have executed and delivered to the Contributors the documents required to be delivered pursuant to Sections 7.2(b) and 7.3;

(d)                                 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the transactions contemplated hereby;

(e)                                  The Company’s registration statement on Form S-1 previously filed with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or Proceeding by the SEC seeking a stop order;

(f)                                    The closing of the Public Offering shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing of the Public Offering); and

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(g)                                 The closing under the Column Contribution Agreement shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the closing under the Column Contribution Agreement).

ARTICLE 7.
CLOSING

Section 7.1                                      Time and Place; Closing.  The date, time and place of the consummation of the transactions contemplated by this Agreement (the “Closing” or the “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of), and at the same location as, the closing of the Public Offering.

Section 7.2                                      Closing Deliveries.  At the Closing, the parties shall deliver or cause to be delivered the following:

(a)                                  Each Contributor shall deliver to the Company the following:

(i)                                     a copy of the Contribution and Assumption Agreement, duly executed by such Contributor;

(ii)                                  an affidavit from such Contributor substantially in the form attached hereto as Exhibit G, duly executed by such Contributor;

(iii)                               a copy of the Registration Rights Agreement substantially in the form attached hereto as Exhibit H (the “Registration Rights Agreement”), duly executed by such Contributor;

(iv)                              with respect to William Walker and Mallory Walker, a copy of the Stockholders Agreement substantially in the form attached hereto as Exhibit I (the “Stockholders Agreement”), duly executed by William Walker or Mallory Walker, as applicable;

(v)                                 any other documents that are in the possession of such Contributor or which can be obtained through such Contributor’s reasonable efforts which are reasonably requested by the Company or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Remaining Company Interests and effectuate the transactions contemplated hereby; and

(vi)                              a certification regarding the accuracy in all material respects of the representations and warranties of the Contributors contained in this Agreement as of the Closing Date.

(b)                                 The Company shall deliver to each Contributor the following:

(i)                                     the Share Certificates or evidence of delivery of uncertificated Common Shares by book-entry and/or other evidence of the transfer of Common Shares to such Contributor;

(ii)                                  a copy of the Contribution and Assumption Agreement, duly executed by the Company;

(iii)                               a copy of the Registration Rights Agreement, duly executed by the Company; and

(iv)                              a certification regarding the accuracy in all material respects of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

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(c)                                  The Company shall deliver to Mallory Walker a copy of the Stockholders Agreement, duly executed by the Company and Column.

Section 7.3                                      Additional Closing Deliveries.  At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney in Fact, such additional legal documents and other items to which it is a party or for which it is otherwise responsible as are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith.

Section 7.4                                      Costs.  Each party hereto shall be responsible for its own attorneys’ and advisors’ fees, charges and disbursements in connection with this Agreement, and any other costs and expenses incident to the transactions contemplated hereby incurred by it.  The provisions of this Section 7.4 shall survive the Closing.

ARTICLE 8.
INDEMNIFICATION; SURVIVAL

Section 8.1                                      Indemnification.

(a)                                  The Company shall indemnify and hold harmless the Contributors, their affiliates and their respective heirs, legal representatives, successors and permitted assigns (collectively, the “Contributor Indemnified Persons”), from and after the Closing, against any and all actual losses, damages, assessments, fines, penalties, adjustments, liabilities, costs and expenses (including reasonable attorneys’ fees) (“Damages”) incurred or suffered by any Contributor Indemnified Person to the extent arising out of or caused by (i) any breach of any representation or warranty of the Company contained in this Agreement; or (ii) any breach of any covenant or agreement of the Company contained in this Agreement.

(b)                                 Each Contributor shall severally, and not jointly, indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees and agents (collectively, the “Company Indemnified Persons”), from and after the Closing, against any and all actual Damages incurred or suffered by any Company Indemnified Person to the extent arising out of or caused by (i) any breach of any representation or warranty of such Contributor contained in this Agreement; or (ii) any breach of any covenant or agreement of such Contributor contained in this Agreement.

Section 8.2                                      Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties, covenants and indemnities of each of the Contributors and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

ARTICLE 9.
TERMINATION

Section 9.1                                      Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing:

(a)                                  by mutual agreement of all of the Contributors and the Company;

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(b)                                 at any time after December 31, 2010 (the “Termination Date”), by either the Company or any Contributor, by prior written notice to the other party, if the Closing shall not have occurred for any reason on or prior to the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has been the cause of, or resulted in, the failure of the Closing to occur;

(c)                                  by the Company, upon written notice to the Contributors, if (i) the Company determines, in its sole and absolute discretion, not to proceed with the Public Offering, (ii) any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment and shall not have been waived by the Company, (iii) any Contributor fails to perform in any material respect any of its covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within twenty (20) days after written notice of such breach to such Contributor, such breach shall not have been cured or waived by the Company and such Contributor shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or prior to the Closing, or (iv) any Contributor shall breach in any material respect any of its representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to such Contributor, such Contributor shall continue to be in breach of such representation or warranty; or

(d)                                 by any Contributor, upon written notice to the Company, if (i) any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by the Contributors, (ii) the Company fails to perform in any material respect any covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within twenty (20) days after written notice of such breach to the Company, such breach shall not have been cured or waived by the Contributors and the Company shall not have provided reasonable assurance to the Contributors that such breach will be cured in all material respects at or prior to the Closing, or (iii) the Company shall breach in any material respect any of its representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to the Company, the Company shall continue to be in breach of such representation or warranty.

Section 9.2                                      Procedure and Effect of Termination.  In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1, written notice thereof shall be given by the party so terminating to the other parties to this Agreement, and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned without further action by the parties hereto.  If this Agreement is terminated pursuant to Section 9.1 hereof:

(a)                                  this Agreement shall become null and void and of no further force or effect, except that the obligations provided for in Section 4.2, Section 7.4, Article 8, this Section 9.2 and Article 10 hereof shall survive any such termination of this Agreement; and

(b)                                 except as otherwise set forth herein, such termination shall be without liability of any party to any other party; provided, however, that if the transactions contemplated by this Agreement fail to close as a result of any breach or violation of any of its representations, warranties, covenants or agreements contained in this Agreement by any party, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of any such breach or violation so long as such other parties are not then themselves in breach in any material respect of their respective obligations under this Agreement.

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ARTICLE 10.
MISCELLANEOUS

Section 10.1                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or ..pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 10.2                                Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

Section 10.3                                Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 10.4                                Entire Agreement.  This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 7.2 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

Section 10.5                                Assignability.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Company may assign its rights and obligations hereunder to an affiliate.

Section 10.6                                Titles.  The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 10.7                                Third Party Beneficiary.  Except as may be expressly provided or incorporated by reference herein, including in Section 5.2, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 10.8                                Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such

14

replacement; provided, however, that such replacement does not defeat the principal purpose of this Agreement.

Section 10.9                                Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 10.10                          Reliance.  Each party to this Agreement acknowledges and agrees that it is not relying on Tax or other advice from any other party to this Agreement, and that it has or will consult with its own Tax and other advisors with regard to the transactions contemplated herein and its investment in the Company.  No Contributor shall be liable for any Damages resulting from a successful challenge of the treatment or characterization by any taxing authority of the transactions contemplated herein except to the extent attributable to a breach by such Contributor of any Tax-related representations, warranties or covenants set forth in this Agreement or any Exhibit to this Agreement.

Section 10.11                          Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company:

Walker & Dunlop, Inc.
7501 Wisconsin Avenue, Suite 1200
Bethesda, Maryland 20814
Phone: (301) 215-5500
Facsimile: (301) 634-2150

15

Email: wwalker@walkerdunlop.com
Attn:  William M. Walker

with a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, DC 20004
Phone: (202) 637-5600
Facsimile: (202) 637-5910
Email: david.bonser@hoganlovells.com
Attn: David Bonser

To the Contributors:

William M. Walker
c/o Walker & Dunlop, Inc.
7501 Wisconsin Avenue, Suite 1200
Bethesda, Maryland 20814
Phone: (301) 215-5500
Facsimile: (301) 634-2150
Email: wwalker@walkerdunlop.com

Section 10.12                          Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Contributors to enforce the consummation of the Public Offering.

Section 10.13                          Enforcement Costs.  Should either party institute any Proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such Proceeding.  A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

[Signature Page Follows]

16

IN WITNESS WHEREOF, each of the parties have duly executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

COMPANY

Walker & Dunlop, Inc., a Maryland corporation

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	Chairman, President and Chief
Executive Officer

CONTRIBUTORS

/s/ Mallory Walker
Mallory Walker

/s/ Taylor Walker
Taylor Walker

/s/ William Walker
William Walker

/s/ Howard Smith, III
Howard Smith, III

/s/ Richard Warner
Richard Warner

/s/ Donna Mighty
Donna Mighty

/s/ Michael Yavinsky
Michael Yavinsky

/s/ Edward B. Hermes
Edward B. Hermes

/s/ Deborah Wilson
Deborah Wilson

Signature Page to Contribution Agreement (Individuals)

EXHIBIT A
TO
CONTRIBUTION AGREEMENT

DEFINITIONS

For purposes of the Agreement, the following terms have the meanings set forth below:

(a)                                  “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by applicable law to close.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Consents” means any consent necessary or desirable under any Operating Agreement or any other agreement among all or any of the holders of interests in any Participating Company (i) to cause any Contributor to have authority to transfer its Remaining Company Interests to the Company or to amend such Operating Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any such transfer, (ii) to enable the Company to effect the Public Offering, (iii) to admit the Company as a substitute member of such Participating Company upon the Company’s acquisition of the Remaining Company Interests and to adopt such amendment as is necessary or desirable to effect such admission, (iv) to adopt any amendment to an Operating Agreement as may be reasonably deemed desirable by the Company, either simultaneously with or immediately prior to the acquisition of the Remaining Company Interests, and (v) to continue such Participating Company following the transfer of interest therein to the Company.

(d)                                 “Damages” means all claims, liabilities, Taxes, demands, obligations, losses, penalties, fines, assessments, levies and judgments (at equity or at law), damages (including compensatory damages and amounts paid in settlement), costs and expenses, including reasonable attorneys’, accountants’, investigators’, and experts fees and expenses (reasonably sustained or incurred in connection with the defense or investigation of any Proceedings, including Proceedings to establish insurance coverage), whenever arising or incurred, but expressly excluding exemplary and punitive damages (except to the extent awarded in any Proceeding initiated by a third party).

(e)                                  “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(f)                                    “Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

(g)                                 “Lock-Up Period” has the meaning, with respect to each Contributor, given to such term in that certain Letter Agreement, dated October 29, 2010, by and among such Contributor and Credit Suisse Securities (USA) LLC, Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. Incorporated or such shorter period after which the Contributor is permitted to sell Common Shares under the Letter Agreement pursuant to a waiver or otherwise.

Exhibit A-1

(h)                                 “Operating Agreement” means the respective limited liability company agreement, membership agreement or certificate of incorporation, as applicable, under which each Participating Company was formed (including all amendments or restatements thereto).

(i)                                     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

(j)                                     “Proceeding” means any governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding.

(k)                                  “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(l)                                     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes or provided to any taxing authority or in respect of Tax law, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.

(m)                               “Waivers” means the waiving of any and all rights that any Contributor may have with respect to, and (to the extent controlled by such Contributor) that any such other Person may have with respect to, or that may accrue to such Contributor or such other controlled Person upon the occurrence of, the transfer of the Company Interests to the Company, including the following rights: rights of notice; rights to response periods; rights to purchase the direct or indirect interests of another member or shareholder in any Participating Company or to sell such Contributor’s or other Person’s direct or indirect interest therein to another partner; rights to sell such Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein; or rights to prohibit, limit, invalidate, otherwise restrict or impair any such transfer or to cause a termination or dissolution of any Participating Company because of such transfer.

(n)                                 Each of the following terms is defined in the section set forth below opposite such term:

Term	Section

Act	2.6
Agreement	Preamble
Attorney in Fact	5.2(a)
Closing	7.1
Closing Date	7.1
Column	Recital B
Column Contribution Agreement	Recital B
Column Interest	Recital B
Common Shares	Recital C

Exhibit A-2

Company	Preamble
Company Indemnified Persons	8.1(b)
Company Interests	Recital B
Contribution and Assumption Agreement	1.1
Contributor	Preamble
Contributors	Preamble
Contributor Indemnified Persons	8.1(a)
Current Shares	3.3
Damages	8.1(a)
Effective Date	Preamble
Formation Transactions	Recital B
Participating Companies	Recital B
Power of Attorney	5.2(a)
Proxy	5.2(a)
Public Offering	Recital C
Registration Rights Agreement	7.2(a)(iii)
Remaining Company Interest	Recital B
SEC	5.2(a)
Share Certificate	1.2
Stockholders Agreement	7.2(a)(iv)
Termination Date	9.1(b)
Total Consideration	1.2
Transfer	2.6(a)
W&D LLC	Recital B

Exhibit A-3

EXHIBIT B
TO
CONTRIBUTION AGREEMENT

COLUMN CONTRIBUTION AGREEMENT

[See Attached]

Exhibit B-1

EXHIBIT C
TO
CONTRIBUTION AGREEMENT

CONTRIBUTORS, PARTICIPATING COMPANIES AND REMAINING COMPANY INTERESTS

Set forth below is a list of the Participating Companies that are subject to this Agreement and the Remaining Company Interests held by the applicable Contributor in such Participating Company that are being contributed to the Company under this Agreement.

CONTRIBUTOR	PARTICIPATING COMPANY	REMAINING COMPANY INTERESTS
Mallory Walker	Walker & Dunlop Multifamily, Inc.	74.1%
Mallory Walker	Walker & Dunlop GP, LLC	75.0%
Mallory Walker	GPF Acquisition, LLC	13.7%
Mallory Walker	W&D, Inc.	0.8%
Taylor Walker	Walker & Dunlop Multifamily, Inc.	6.4%
Taylor Walker	GPF Acquisition, LLC	6.9%
Taylor Walker	W&D, Inc.	40.9%
William Walker	Walker & Dunlop Multifamily, Inc.	6.4%
William Walker	Walker & Dunlop GP, LLC	25.0%
William Walker	GPF Acquisition, LLC	47.8%
William Walker	W&D, Inc.	46.7%
Howard Smith, III	Walker & Dunlop Multifamily, Inc.	13.2%
Howard Smith, III	GPF Acquisition, LLC	20.9%
Howard Smith, III	W&D, Inc.	5.8%
Richard Warner	GPF Acquisition, LLC	3.8%
Donna Mighty	GPF Acquisition, LLC	2.7%
Donna Mighty	W&D, Inc.	1.2%
Michael Yavinsky	W&D, Inc.	2.3%
Edward B. Hermes	W&D, Inc.	2.3%

Exhibit C-1

CONTRIBUTOR	PARTICIPATING COMPANY	REMAINING COMPANY INTERESTS
Deborah Wilson	GPF Acquisition, LLC	3.2%

Exhibit C-2

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

LOCK-UP AGREEMENT

[SEE ATTACHED]

Exhbit D-1

LOCK-UP LETTER

October         , 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor
New York, NY 10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Re:          Proposed Public Offering by Walker & Dunlop, Inc.

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and you as the representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.

In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned agrees that the undersigned will not, during a period of 365 days from the date of the Underwriting Agreement, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  In the event that (1) during the last 17 days of the 365 day restricted period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 365 day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 365 day restricted period, then in each case the 365 day restricted period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with your prior written consent; provided, however, that transfers referenced under (i) and (ii) shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 365-day restricted period).  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Upon consummation of the Formation Transactions (as defined in the Underwriting Agreement) and/or grant of equity under the Company’s 2010 Equity Incentive Plan, the undersigned will have and, except as contemplated by clauses (i) through (iii) above and except with respect to shares sold as selling shareholders in the initial public offering, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the undersigned’s Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement does not become effective, by 6-months from the date hereof or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

[signatures on next page]

2

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

3

EXHIBIT E
TO
CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Contributor”) hereby assigns, transfers, sells and conveys to WALKER & DUNLOP, INC., a Maryland corporation (the “Company”), its entire legal and beneficial right, title and interest in and to the interests in each Participating Company set forth opposite the Contributor’s name on Schedule A attached hereto, including all right, title and interest, if any, of the undersigned in and to the assets of each Participating Company and the right to receive distributions of money, profits and other assets from each Participating Company, presently existing or hereafter at any time arising or accruing..

TO HAVE AND TO HOLD the same unto the Company, its successors and assigns, forever.

Upon the execution and delivery hereof, the Company assumes from the Contributor, all obligations in respect of the interests in the Participating Companies set forth opposite the Contributor’s name on Schedule A attached hereto accruing from and after the date hereof.

The Contributor, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Company, it will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Company in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Company, its successors and assigns, title to the Remaining Company Interests (as defined in that certain Contribution Agreement, dated as of  October 29, 2010, by and among the Company, the Contributor and the other parties thereto (the “Contribution Agreement”)) granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement.

[Remainder of page left intentionally blank.]

Exhibit E-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY

Walker & Dunlop, Inc., a Maryland corporation

By:
	Name:	William M. Walker
	Title:	Chairman, President and Chief Executive Officer

CONTRIBUTOR

Print Name:

Exhibit E-2

EXHIBIT F
TO
CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

The Total Consideration to be received by each Contributor in exchange for its Remaining Company Interests shall be the number of Common Shares determined by reference to the formulas set forth below for such Contributor and subject, in all applicable cases, to any splits or other similar adjustments made prior to or in connection with the Closing:

CONTRIBUTOR	PARTICIPATING COMPANY	TOTAL CONSIDERATION(1)
Mallory Walker	Walker & Dunlop Multifamily, Inc. Walker & Dunlop GP, LLC GPF Acquisition, LLC W&D, Inc.	0.269794 * DE / POP

Taylor Walker	Walker & Dunlop Multifamily, Inc. GPF Acquisition, LLC W&D, Inc.	0.059944 * DE / POP

William Walker	Walker & Dunlop Multifamily, Inc. Walker & Dunlop GP, LLC GPF Acquisition, LLC W&D, Inc.	0.184546 * DE / POP

Howard Smith, III	Walker & Dunlop Multifamily, Inc. GPF Acquisition, LLC W&D, Inc.	0.104201 * DE / POP

Richard Warner	GPF Acquisition, LLC	0.011258 * DE / POP

Donna Mighty	GPF Acquisition, LLC	0.008620 * DE / POP

Exhibit F-1

CONTRIBUTOR	PARTICIPATING COMPANY	TOTAL CONSIDERATION(1)
W&D, Inc.

Michael Yavinsky	W&D, Inc.	0.001150 * DE / POP

Edward B. Hermes	W&D, Inc.	0.001150 * DE / POP

Deborah Wilson	GPF Acquisition, LLC	0.009337 * DE / POP

(1) Numbers shown reflect an overall indirect percentage interest in all of the Participating Companies based on legal ownership.  Individual numbers will be adjusted prior to Closing once the Public Offering Price has been determined to take into account (i) the settlement of outstanding intercompany receivables among the W&D LLC and the Participating Companies, and (ii) an allocation of debt of GPF Acquisition, LLC and Walker & Dunlop Multifamily, Inc. to its equity owners, both as of October 31, 2010.  Such adjustment shall be determined by the Company, in its reasonable judgment.  As a result, the Total Consideration to be received by each Contributor may be less or more than what is reflected in the table.  Assuming a Public Offering of 10,000,000 Common Shares at a Public Offering Price of $15.00 per Common Share, it is currently estimated that the adjustments described above would result in the Total Consideration to be received by each Contributor to be as follows:

CONTRIBUTOR	TOTAL CONSIDERATION
Mallory Walker	0.314726 * DE / POP
Taylor Walker	0.060483 * DE / POP
William Walker	0.148028 * DE / POP
Howard Smith, III	0.097059 * DE / POP
Richard Warner	0.008062 * DE / POP
Donna Mighty	0.006378 * DE / POP
Michael Yavinsky	0.001223 * DE / POP
Edward B. Hermes	0.001223 * DE / POP
Deborah Wilson	0.006687 * DE / POP

Exhibit F-2

DE = Distributable Equity

POP = Public Offering Price

“Distributable Equity” means Gross Equity Value minus Public Equity Value.

“Gross Equity Value” means the gross equity value of the Company upon the closing of the Formation Transactions and the Public Offering (excluding any shares issued by the Company at the time of the Public Offering pursuant to the Company’s equity incentive plan), as determined by the Company in consultation with the underwriters in the Public Offering.

“Public Equity Value” means the equity value of the shares of the Common Shares issued by the Company to the investors in the Public Offering, calculated by multiplying the number of Common Shares issued in the Public Offering (excluding any Common Shares issued upon exercise of the underwriters’ overallotment option) by the Public Offering Price.

“Public Offering Price” means the public offering price set forth on the cover page of the final prospectus for the Public Offering.

Any fractional Common Shares that a Contributor would otherwise be entitled to receive as a result of the calculation set forth above shall be rounded to the nearest whole number of Common Shares.

Exhibit F-3

EXHIBIT G

TO

CONTRIBUTION AGREEMENT

FORM OF FIRPTA CERTIFICATE

1.        Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For United States tax purposes (including Section 1445), the owner of a disregarded entity which has legal title to a United States real property interest under local law, and not the disregarded entity, is the transferor of the property.

2.        In order to inform Walker & Dunlop, Inc. (the “Transferee”), that withholding of tax is not required in connection with the transfer of the limited liability company interests or stock, as applicable, in                    (the “Participating Company”), pursuant to the Contribution Agreement, dated as of October 29, 2010, by and between the Transferee,                (the “Transferor”) and certain other contributors party thereto, the Transferor hereby certifies and declares the following:

[(a)    [                  ] is a disregarded entity within the meaning of Treasury Regulation Section 1.1445-2(b)(2)(iii) and [                     ] is wholly owned by the Transferor.]

(b)      The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(c)       The Transferor is a corporation for federal income tax purposes and is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

(d)      The Federal Taxpayer Identification Number for the Transferor is [                        ].

(e)           The address for the Transferor is:

[                      ]
[                      ]

3.        The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

[Remainder of page left intentionally blank.]

Exhibit G-1

Under penalties of perjury, (the undersigned signatory signing on behalf of the Transferor below) declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of the Transferor.

Executed this                  day of                           , 2010.

Transferor

By:
Name:
Title:

Exhibit G-2

EXHIBIT H

TO

CONTRIBUTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit H-1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2010 by and among Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and collectively, the “Initial Holders”).

WHEREAS, the Company is engaging in various related transactions (the “IPO Transactions”) pursuant to which, among other things, the Company will effect an initial public offering of shares of its common stock, par value $0.01 per share (the “Common Shares”), the closing of which is occurring on the date hereof;

WHEREAS, in connection with the IPO Transactions, the Company is engaging in certain formation transactions (the “Formation Transactions”) pursuant to which, among other things, the Initial Holders are receiving Common Shares on the date hereof in exchange for their respective interests in the entities participating in the Formation Transactions (the “Private Placement Shares”), as set forth on Schedule I hereto; and

WHEREAS, the Company has agreed to grant to the Initial Holders (and their permitted assignees and transferees) the registration rights described in this Agreement (the “Registration Rights”).

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.         DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Agreement” is defined in the preamble hereto.

“Blackout Period” is defined in Section 2.1(f) hereof.

“Business Day” any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Commission” means the Securities and Exchange Commission.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Formation Transactions” is defined in the recitals hereto.

“Holder” means to (a) any Initial Holder who is the record or beneficial owner of any Registrable Security or (b) any assignee or transferee of such Initial Holder, provided such assignee or transferee agrees in writing to be bound by the all the provisions hereof.

“Initial Holder” is defined in the preamble hereto.

“IPO Closing Date” means the closing date of the Company’s initial public offering.

“IPO Transactions” is defined in the recitals hereto.

“Maximum Threshold” is defined in Section 2.2(b) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Piggy-Back Registration” is defined in Section 2.2(a) hereof.

“Private Placement Shares” is defined in the recitals hereto.

“Pro Rata Adjusted” is defined in Section 2.2(b)(x) hereof.

“Prospectus” means the prospectus or prospectuses included in any Shelf Registration Statement or other registration statement contemplated by Section 2.1(d) or Section 2.2(a), including any documents incorporated therein by reference.

“Registrable Securities” means the Private Placement Shares and any additional Common Shares issued with respect thereto by way of share dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and any Common Shares or shares of common stock issuable upon conversion, exercise or exchange thereof.

“Registration Notice” is defined in Section 2.1(a) hereof.

“Registration Rights” is defined in the recitals hereto.

“Registration Statement” means a Shelf Registration Statement or other registration statement contemplated by Section 2.1(d) or Section 2.2(a), including any documents incorporated therein by reference.

“Securities Act” means the Securities Act of 1933, as amended.

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“Shelf Registration Statement” is defined in Section 2.1(a) hereof.

“Suspension Event” is defined in Section 2.3(a) hereof.

“Underwritten Offering” is defined in Section 2.1(d) hereof.

“Underwritten Offering Notice” is defined in Section 2.1(d) hereof.

SECTION 2.         REGISTRATION RIGHTS

2.1           Demand Registration Rights.

(a)           Demand Registration.  Subject to Sections 2.1(e) and 2.3 hereof, at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, each Holder may deliver to the Company a written notice (a “Registration Notice”) informing the Company of such Holder’s desire to have some or all of its Registrable Securities registered for resale and specifying the number of Registrable Securities to be registered by the Company.  Upon receipt of a Registration Notice from a Holder requesting registration of the lesser of (i) one million (1,000,000) Registrable Securities or (ii) all of such Holder’s Registrable Securities, if the Company has not already caused such Registrable Securities to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with, and which has been declared effective by, the Commission and which remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1 with respect to such Registrable Securities), then the Company shall cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice, but in no event more than sixty (60) days following receipt of such notice, a new registration statement and related prospectus pursuant to Rule 415 under the Securities Act covering the resale of the Registrable Securities on a delayed or continuous basis (the “Shelf Registration Statement”), which complies as to form in all material respects with applicable Commission rules providing for the sale by such Holder or group of Holders of such Registrable Securities.  The Company agrees (subject to Section 2.3 hereof) to use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable.

Subject to Section 2.3 hereof, the Company agrees to use commercially reasonable efforts to keep any Shelf Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date that is two (2) years after the date of effectiveness of such Shelf Registration Statement, (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder, or (iii) the date on which the Holder or Holders consummate the sale of all of the Registrable Securities registered under such Shelf Registration Statement.

Notwithstanding the foregoing, the Company may at any time (including, without

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limitation, prior to or after receiving a Registration Notice from a Holder), in its sole discretion, include all additional Registrable Securities then outstanding or any portion thereof in any registration statement, including by virtue of adding such Registrable Securities as additional securities to an existing shelf registration statement pursuant to Rule 462(b) under the Securities Act (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1(a) with respect to the Registrable Securities so included, so long as such registration statement remains effective and not the subject of any stop order, injunction or other order of the Commission).  The Company shall not, without the prior written consent of a Holder, include in any Shelf Registration Statement filed by the Company pursuant to this Section 2.1(a) with respect to such Holder’s Registrable Securities, (i) any Common Shares to be offered by the Company for its own account or (ii) any Common Shares owned by any Person that is not a Holder.

(b)           Notice to Holders.  Upon receipt of a valid Registration Notice at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, the Company shall give written notice of the proposed filing of the Shelf Registration Statement to all other Holders as soon as practicable, and each Holder who wishes to participate in such Shelf Registration Statement shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Shelf Registration Statement.

(c)           Offers and Sales.  All offers and sales of Registrable Securities covered by a Shelf Registration Statement by the Holder thereof shall be completed within the period during which such Shelf Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission.  Upon notice that such Shelf Registration Statement is no longer effective, no Holder will offer or sell the Registrable Securities covered by such Shelf Registration Statement.  If directed in writing by the Company, each Holder will return all undistributed copies of the related Prospectus in such Holder’s possession upon the expiration of such period.

(d)           Underwritten Registered Resales.  If a Holder or Holders submit a Registration Notice requesting registration of a number of Registrable Securities equal to at least ten percent (10%) of the Private Placement Shares originally issued in the Formation Transactions (an “Underwritten Offering Notice”), then such Holder(s) shall be entitled to effect the sale of such Registrable Securities through an underwritten public offering (an “Underwritten Offering”); provided, however, that the Company shall not be obligated to effect more than three Underwritten Offerings under this Section 2.1(d); and provided, further, that the Company shall not be obligated to effect, or take any action to effect, an Underwritten Offering (i) within one hundred eighty (180) days following the last date on which an Underwritten Offering was effected pursuant to this Section 2.1(d) or during any lock-up period required by the underwriters in any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, or (ii) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of (provided the Company is actively employed in good faith commercially reasonable efforts to file such registration statement), and ending on a date ninety (90) days after the effective date of, a registration statement with respect to an offering by the Company with respect to which the Company gave notice pursuant to

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Section 2.2(a).  Any request for an Underwritten Offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement.  Upon receipt of a valid Underwritten Offering Notice for an Underwritten Offering in accordance with the terms of this Section 2.1(d), the Company shall give written notice of the proposed Underwritten Offering to all other Holders as soon as practicable, and each Holder who wishes to participate in such Underwritten Offering shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Underwritten Offering.  The Holders holding a majority of the Registrable Securities to be included in an Underwritten Offering shall be entitled to select the managing underwriters for any such Underwritten Offering, subject to the approval of the Company, such approval not to be unreasonably withheld.  The Company shall cooperate with the Holder(s) and such managing underwriters in connection with any such offering, including without limitation entering into such customary agreements (including underwriting and lock-up agreements in customary form) and taking all such other customary actions as the Holders or the managing underwriters of such Underwritten Offering reasonably request in order to expedite or facilitate the disposition of the Registrable Securities subject to such Underwritten Offering (including, without limitation, making members of senior management of the Company available to participate in “road show” and other customary marketing activities), making available customary financial and other records, pertinent corporate documents and properties of the Company for review by the underwriters and their counsel and causing to be delivered to the underwriters opinions of counsel to the Company and comfort letters from the Company’s accountants in customary form, covering such matters as are customarily covered in an underwritten public offering, as the managing underwriters may request and addressed to the underwriters.

(e)           Limitations on Registration Rights.  Each Holder and its permitted assignees collectively shall be entitled to five (5) exercises of the Registration Rights under Section 2.1(a); provided, however, that the Holders, collectively and as a group, shall not be permitted to exercise such Registration Rights more than once in any consecutive six month period and the Company shall not be obligated to effect any Shelf Registration Statement within six months after the effective date of a previous Shelf Registration Statement.  Notwithstanding the foregoing, if a Registration Statement has not been declared effective by the Commission within one hundred twenty (120) days after the original filing date or is suspended for more than ninety (90) days at any one time, the Holders shall be deemed not to have exercised their Registration Rights under Section 2.1(a).  Each Holder’s Registration Rights granted pursuant to this Section 2.1 shall expire upon the date on which all of such Holder’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder.  Except as set forth in Section 2.1(d), the Registration Rights granted pursuant to this Section 2.1 may not be exercised in connection with any underwritten public offering by the Company or by any Holder without the prior written consent of the Company.

(f)            Black-Out Period.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or affiliates of

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such Holder who agree to be similarly bound) within seven (7) days prior to and for up to ninety (90) days, in the event of any subsequent offering, following the effective date of a registration statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Black-Out Period”); provided, however, that:

(i)            with respect to the Black-Out Period, such agreement shall not be applicable to the Registrable Securities to be sold on such Holder’s behalf to the public in an underwritten offering pursuant to such registration statement;

(ii)           all executive officers and directors of the Company then holding Common Shares shall enter into similar agreements;

(iii)          the Company shall use commercially reasonable efforts to obtain similar agreements from each 10% or greater shareholder of the Company; and

(iv)          such Holder shall be allowed any concession or proportionate release allowed to any officer, director or other 10% or greater shareholder of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 2.1(f) and to impose stop transfer instructions with respect to the Registrable Securities and such other Common Shares of any Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 2.2             Piggy-Back Registration Rights.

(a)           Piggy-Back Registration.  Subject to Section 2.3 hereof, if at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an underwritten offering of Common Shares by the Company for its own account (other than (i) any Shelf Registration Statement filed in connection with a Registration Notice pursuant to Section 2.1(a) or (ii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing stockholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten (10) Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within five (5) Business Days of receiving such notice (a “Piggy-Back Registration”).  The Company shall use its commercially reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.  Participation in a Piggy-Back Registration as provided in this Section 2.2(a) shall not count as an exercise of the Registration Rights under Section 2.1(a).  All Holders of Registrable Securities proposing to distribute their securities

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through a Piggy-Back Registration shall (i) enter into an underwriting agreement in reasonable and customary form with the underwriter(s) selected by the Company for such Piggy-Back Registration and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents reasonably required under the terms of such underwriting agreement.

(b)           Reduction of Offering.  If the managing underwriter(s) for a Piggy-Back Registration advises the Company and the Holders of Registrable Securities that in their opinion the dollar amount or number of Common Shares or other securities that the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall include if the registration is undertaken for the Company’s account: (i) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the Common Shares or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to the terms hereof pro rata in accordance with the number of Registrable Securities which such Holders have requested be included in such underwritten offering, regardless of the number of Registrable Securities or other securities held by each such Person (such proportion is referred to herein as “Pro Rata Adjusted”) that can be sold without exceeding the Maximum Threshold; and (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons and that can be sold without exceeding the Maximum Threshold.

(c)           Withdrawal.  Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders of Registrable Securities, provided that the Company promptly deliver written notice of such withdrawal to each Holder.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 4.

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2.3           Suspension of Offering.

(a)           Notwithstanding Section 2.1 or Section 2.2 hereof, the Company shall be entitled to postpone the filing of a Registration Statement, and from time to time to require Holders not to sell under a Registration Statement or to suspend the effectiveness thereof, if (i) the Company determines in good faith that such registration and/or offering would materially and adversely affect any offering of securities of the Company, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay, suspend or withdraw such Registration Statement for more than sixty (60) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (x) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (y) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice, other than permanent file copies then in the possession of such Holder’s counsel.

(b)           If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

2.4           Qualification. The Company shall file such documents as necessary to register or qualify the Registrable Securities to be covered by a Registration Statement by the time such Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, and shall use commercially reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept

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effective pursuant to this Agreement or during the period offers or sales are being made by the Holders, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

2.5           Additional Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2.1 of this Agreement, subject to Section 2.3 hereof, the Company shall:

(a)           prepare and file with the Commission such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Section 2.1;

(b)           furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(c)           notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)           promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)           following receipt of a Registration Notice and thereafter until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the

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expiration of the period during which the Company is required to maintain the effectiveness of the related Registration Statement, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 2.5(e), subject to Section 2.3 above, at the request of the Holders, the Company shall prepare and, to the extent the exemption from the prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            use commercially reasonable efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the Common Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; and

(g)           if requested by any Holder participating in the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.

2.6           Obligations of the Holder.  In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 2, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement,

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and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.

SECTION 3.         INDEMNIFICATION; CONTRIBUTION

3.1           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any of their partners, members, officers, directors, employees or representatives, as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.1 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent

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arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

3.2           Indemnification by Holder. Each Holder (and each permitted assignee of such Holder, on a several basis) severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder

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expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 3.2, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the net proceeds actually received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

3.3           Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have under the indemnity agreement provided in Sections 3.1 or 3.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 3.1 or 3.2 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party of all liability at no cost or expense to the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and

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expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

3.4           Contribution.

(a)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 3.1 and 3.2 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and the relevant Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)           The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, a Holder shall not be required to contribute any amount in excess of the amount of the net proceeds actually received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c)           Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 4.         EXPENSES

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Section 2 above, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its

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independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification), and (v) the fees, charges and expenses of one firm of counsel for the selling Holders (which shall be selected by the Holder or Holders of a majority of the Registrable Securities being included in any particular registration statement).  Each Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of such Holder’s counsel, accountants and other advisors (except as contemplated by the preceding sentence), and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement.

SECTION 5.         RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell the Registrable Securities pursuant to Rule 144 under the Securities Act.  In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as such Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities hereunder.

SECTION 6.         MISCELLANEOUS

6.1           No Conflict of Rights.  The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Holders hereby.

6.2           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or ..pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

6.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

6.4           Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Except as otherwise provided herein, no

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action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

6.5           Entire Agreement.  This Agreement and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

6.6           Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by a Holder without the written consent of the Company; provided, however, that a Holder may assign its rights and obligations hereunder, without such consent, in connection with a transfer of some or all of such Holder’s Registrable Securities (i) to the extent permitted under the Company’s Articles of Incorporation and (ii) provided such transferee agrees in writing to be bound by all of the provisions hereof and the Holder provides written notice to the Company within ten (10) Business Days of the effectiveness of such assignment.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

6.7           Titles.  The titles and captions of the sections, subsections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

6.8           Third Party Beneficiary.  Except as may be expressly provided herein (including, without limitation, Section 3 hereof), no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

6.9           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement; provided, however, that such replacement does not defeat the principal purpose of this Agreement.

6.10         Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and

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assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

6.11         Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  All notices hereunder shall be delivered to the parties at the addresses set forth opposite their signatures below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 6.11 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.

6.12         Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit any Holder to enforce the consummation of the Formation Transactions or the IPO Transactions.

[Signatures on following page]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

Address:	THE COMPANY:

7501 Wisconsin Avenue, Suite 1200	Walker & Dunlop, Inc., a Maryland corporation
Bethesda, Maryland 20814

By:
	Name:	William M. Walker
	Title:	Chairman, President and Chief Executive Officer

Address: See Schedule I for the	INITIAL HOLDERS:
addresses of the Initial Holders

Mallory Walker

Taylor Walker

William Walker

Howard Smith, III

Richard Warner

Donna Mighty

Michael Yavinsky

Edward B. Hermes

Deborah Wilson

Column Guaranteed LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule I

Initial Holders	Common Shares

Mallory Walker

Taylor Walker

William Walker

Howard Smith, III

Richard Warner

Donna Mighty

Michael Yavinsky

Ted Hermes

Deborah Wilson

Column Guaranteed LLC

EXHIBIT I
TO
CONTRIBUTION AGREEMENT

FORM OF STOCKHOLDERS AGREEMENT

Exhibit I-1

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2010 by and among Walker & Dunlop, Inc., a Maryland corporation (the “Company”), Column Guaranteed LLC, a Delaware limited liability company (“Column”), William M. Walker (“WW”) and Mallory Walker (“MW” and collectively with Column and WW, the “Stockholders”).

WHEREAS, the Company is engaging in various related transactions (the “IPO Transactions”) pursuant to which, among other things, the Company will effect an initial public offering of shares of its common stock, par value $0.01 per share (the “Common Shares”), the closing of which is occurring on the date hereof;

WHEREAS, in connection with the IPO Transactions, the Company is engaging in certain formation transactions (the “Formation Transactions”) pursuant to which, among other things, Column and the Walker Stockholders, among others, are receiving Common Shares on the date hereof in exchange for their respective interests in the entities participating in the Formation Transactions, as set forth on Schedule I hereto;

WHEREAS, in connection with IPO Transactions, Column has executed and delivered to the Company a Lock-Up Agreement (the “Lock-Up Agreement”) imposing certain restrictions on the transfer and sale of the Common Shares to be issued to Column pursuant to the Formation Transactions; and

WHEREAS, in order to induce Column to enter into the Lock-up Agreement and to consummate the Formation Transactions to which it is a party, the parties hereto desire to enter into this Agreement and provide for certain rights and restrictions with respect to the nomination and election of  Directors.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.         DEFINITIONS

The following capitalized terms used herein have the following meanings:

“2011 Director Election” is defined in Section 2.1(a) hereof.

“Affiliate” means, as to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble hereto.

“Board of Directors” means the board of directors of the Company.

“Column” is defined in the preamble hereto.

“Column Nominees” is defined in Section 2.1(a) hereof.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Consummation Notice” is defined in Section 4.2(a) hereof.

“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Transfer” means (i) a sale, assignment, transfer or other disposition pursuant to a registered offering under the Securities Act or in a broker transaction pursuant to Rule 144 under the Securities Act (including the volume limitations thereunder, if applicable), (ii) a pledge or other hypothecation of Common Shares pursuant to a bona fide financing transaction with a third party, and any foreclosure or transfer in lieu of foreclosure of such Common Shares in connection therewith, or (iii) a transfer in connection with a tender or exchange offer made to all stockholders of the Company.

“Fair Market Value” means the closing sales price for Common Shares (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal.

“Formation Transactions” is defined in the recitals hereto.

“IPO Transactions” is defined in the recitals hereto.

“Lock-Up Agreement” is defined in the recitals hereto.

“MW Maximum Tag-Along Amount” is defined in Section 4.1(b) hereto.

“Named Third Party” is defined in Section 4.1(a) hereof.

“Notice Stockholders” means the Stockholders; provided, that any of Column, MW and WW proposing to make a Transfer shall not be considered a Notice Stockholder with respect to such proposed Transfer.

“Participation Notice” is defined in Section 4.1(b) hereof.

“Participation Period” is defined in Section 4.1(b) hereof.

“Permitted Transferee” means (i) with respect to an individual, (a) such individual’s spouse, lineal descendants (in each case, natural or adopted), siblings or parents, (b) any

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corporation, limited liability company or partnership in which the direct and beneficial owners of all of the equity interests are the individuals and/or any of the individuals referred to in clause (a) above, (c) any trust the sole beneficiaries of which, or any charitable trust the grantor of which, include the Persons described in clause (a) or clause (b) above or any private foundation organized or controlled by any of the Persons described in clause (a) or clause (b) above, or (d) any charitable entity qualified under Section 501(c)(3) of the Internal Revenue Code, and (ii) with respect to a corporation, partnership or limited liability company, an entity that controls, is controlled by, or is under common control with such entity.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Stockholders” is defined in the preamble hereto.

“Tag-Along Rights Termination Date” means the date that is twelve (12) months after the date of the expiration, pursuant to the terms of the Lock-Up Agreement, of the “Restricted Period” (as defined in the Lock-Up Agreement).

“Tag-Along Stockholders” means Column and MW.

“Termination Date” means the date that is six (6) months after the date of the expiration, pursuant to the terms of the Lock-Up Agreement, of the “Restricted Period” (as defined in the Lock-Up Agreement).

“Transfer” means a sale, assignment, transfer or other disposition of more than ten percent (10%) of the issued and outstanding Common Shares of the Company in any transaction or series of related transactions; provided, that a “Transfer” shall not include a Transfer to a Permitted Transferee.  For the avoidance of doubt, “Transfer” shall not include (i) any sale, assignment, transfer or other disposition of Common Shares in connection with the Formation Transactions or the IPO Transactions or (ii) any Exempt Transfer.

“Transfer Amount” is defined in Section 4.1(b) hereof.

“Transfer Notice” is defined in Section 4.1(a) hereof.

“Transferring Stockholder” is defined in Section 4.1(a) hereof.

“Voting Securities” means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Directors.

“Walker Stockholders” means William M. Walker and Mallory Walker.

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SECTION 2.         BOARD OF DIRECTORS

Section 2.1             Column Nominees.

(a)           At the annual meeting of stockholders of the Company to be held during the 2011 calendar year, or at any special meeting of stockholders of the Company held prior to the Termination Date at which Directors are to be elected, or at any taking of action by written consent of stockholders of the Company prior to the Termination Date with respect to which Directors are to be elected (each a “2011 Director Election”), Column shall have the right (but not the obligation) to designate two (2) nominees for election to the Board of Directors (such nominees, the “Column Nominees”) at such 2011 Director Election.

(b)           Column shall not name any person as a Column Nominee if (i) such person is not reasonably experienced in business, financial or commercial real estate finance matters; (ii) such person has been convicted of, or has pled no lo contendere to, a felony; (iii) the election of such person would violate any law; or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such person.

(c)           At or prior to any 2011 Director Election: (i) the Company’s nominating committee (or any other committee exercising a similar function) shall recommend to the Board of Directors the nomination of each Column Nominee for election to the Board of Directors, and (ii) the Board of Directors shall recommend to the stockholders of the Company the election of each Column Nominee to the Board of Directors.  The Company shall exercise all authority under applicable law to cause each Column Nominee to be elected to the Board of Directors at any 2011 Director Election, including, without limitation, using its reasonable efforts to solicit from the stockholders of the Company eligible to vote in the election of Directors proxies in favor of the Column Nominees.

Section 2.2             Vacancies.  From and after the date hereof until the Termination Date, in the event that any Director who is a Column Nominee ceases to serve as a Director for any reason other than the fact that Column no longer has a right to nominate a Director as provided in Section 2.1(a), the vacancy resulting thereby shall be filled by a Column Nominee designated by Column and the other Directors shall cause the appointment of such Column Nominee to the Board of Directors; provided, however, that any Column Nominee so designated by Column shall satisfy the qualification requirements set forth in Section 2.1(b).

Section 2.3             Termination of Nomination Right.  The rights and obligations set forth in this Section 2 shall terminate as of the Termination Date.

SECTION 3.         ELECTION OF DIRECTORS

Section 3.1             Voting Agreement.  At any 2011 Director Election, each of the Walker Stockholders agrees to vote, at a meeting or by written consent, all of the Voting Securities then owned by such Walker Stockholder (and attend such 2011 Director Election, in person or by proxy, for purposes of obtaining a quorum and execution of written consents in lieu of meetings) in favor of the election to the Board of Directors, to the extent permitted pursuant to the

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Company’s Articles of Incorporation and subject to compliance with applicable law, of each of the Column Nominees.

SECTION 4.         TAG-ALONG RIGHTS

Subject to Section 4.3 below, no Stockholder shall be permitted to engage in a Transfer without first offering each of the Tag-Along Stockholders the right to participate in such Transfer in accordance with this Section 4.

Section 4.1             Transfers by Stockholders.

(a)           The Stockholder(s) proposing to make a Transfer (collectively, the “Transferring Stockholder”) shall first deliver a written notice (the “Transfer Notice”) to the Notice Stockholders stating (i) the Transferring Stockholder’s desire to Transfer Common Shares to a third party; (ii) the number of Common Shares subject to the proposed Transfer; (iii) the price and the other general terms of the proposed Transfer; and (iv) the identity of the third party transferee (the “Named Third Party”).  Thereafter, the Tag-Along Stockholders may elect to participate in the Transfer subject to the participation rights set forth in this Section 4.

(b)           The Tag-Along Stockholders may elect to participate in the contemplated Transfer at the same price per Common Share and on the same terms and conditions specified in the Transfer Notice by delivering written notice (the “Participation Notice”) to the Transferring Stockholder within ten (10) days after delivery of the Transfer Notice (the “Participation Period”).  If any such Tag-Along Stockholders elect to participate in such Transfer, the Transferring Stockholder and such Tag-Along Stockholders participating in such sale shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Common Shares equal to the product of (i) the quotient determined by dividing (x) the percentage of all issued and outstanding Common Shares held by such Transferring Stockholder or such Tag-Along Stockholder, as the case may be, as of the applicable date by (y) the aggregate percentage of all issued and outstanding Common Shares owned by the Transferring Stockholder and the Tag-Along Stockholders participating in such sale and (ii) the number of Common Shares to be sold in the contemplated Transfer (such number of shares with respect to each such Transferring Stockholder or Tag-Along Stockholder, as the case may be, the “Transfer Amount”); provided, however, that if such Tag-Along Stockholder is MW, (A) MW shall be entitled to sell no more than a number of Common Shares which has an aggregate Fair Market Value of $10,000,000 on the date the Transfer Notice with respect to such proposed Transfer is delivered (such number of shares, the “MW Maximum Tag-Along Amount”), and (B) Column shall be entitled to sell, in addition to the Transfer Amount applicable to Column with respect to such proposed Transfer, a number of Common Shares that equals the difference between (X) the Transfer Amount applicable to MW with respect to such proposed Transfer minus (Y) the MW Maximum Tag-Along Amount.  If the Tag-Along Stockholders do not send a Participation Notice during the Participation Period or otherwise decline to participate in the proposed Transfer, the Transferring Stockholder shall be permitted to consummate a transaction with the

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Named Third Party on substantially the same terms as the terms set forth in the Transfer Notice, provided that the closing of such transaction occurs within ninety (90) days after the delivery of the Transfer Notice.

(c)           If the Transferring Stockholder receives a Participation Notice from one or more of the Tag-Along Stockholders, the Transferring Stockholder shall use reasonable commercial efforts to obtain the agreement of the Named Third Party to the participation of such Tag-Along Stockholders in any contemplated Transfer, and no Transferring Stockholder shall transfer any Common Shares to the Named Third Party if such Named Third Party declines to allow the participation of the Tag-Along Stockholders.

Section 4.2             Consummation of Proposed Transfer.

(a)           At least ten (10) days prior to the consummation of a Transfer by a Transferring Stockholder and not before the earlier of (x) the end of the Participation Period and (y) the receipt by the Transferring Stockholder of a Participation Notice from the Tag-Along Stockholders, the Transferring Stockholder shall provide written notice (a “Consummation Notice”) to each of the Tag-Along Stockholders participating in the Transfer stating (i) the number of Common Shares that such Tag-Along Stockholder will be entitled to sell to the Named Third Party, and (ii) the date the Transfer will be consummated.  At least five (5) days prior to the date of such consummation, each Tag-Along Stockholder participating in the Transfer shall deliver to the Transferring Stockholder (or such other person as may be designated in writing by the Transferring Stockholder) for Transfer to the Named Third Party one or more certificates, properly endorsed for transfer (or evidence of delivery of uncertificated Common Shares by book-entry and/or other evidence of the transfer of Common Shares), which represent the number of Common Shares that such Tag-Along Stockholder is entitled to sell as provided in the Consummation Notice.  The certificate(s) (or evidence of delivery of uncertificated Common Shares) delivered to the Transferring Stockholder (or the Transferring Stockholder’s designee) by the Tag-Along Stockholders shall be transferred to the Named Third Party as part of the consummation of the Transfer of Common Shares pursuant to the terms and conditions specified in the Transfer Notice and the Consummation Notice.  Except to the extent other arrangements are made between the Transferring Stockholder and the Named Third Party for the delivery of proceeds directly to the Tag-Along Stockholders, upon receipt of the proceeds of the Transfer, the Transferring Stockholder shall promptly remit to each Tag-Along Stockholder that portion of such proceeds to which such Tag-Along Stockholder is entitled by reason of such Tag-Along Stockholder’s participation in such Transfer together with any stock certificates for any shares not sold in the Transfer.

(b)           In connection with a Transfer pursuant to this Section 4, each Stockholder shall be required to make representations and warranties regarding the Common Shares that such Stockholder proposes to Transfer of a type customarily made by similarly situated stockholders, including, but not limited to, such Stockholder’s ownership of and authority to transfer such

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Common Shares, the absence of any liens or other encumbrances on such Common Shares, and the compliance of such Transfer with the federal and state securities laws and all other applicable laws and regulations; provided, however, that each Tag-Along Stockholder shall enter into the same agreement or agreements as the Transferring Stockholder with respect to the proposed Transfer.

Section 4.3             Termination of Rights.  The rights and obligations set forth in this Section 4 shall terminate automatically, without any action by any Stockholder, on the Tag-Along Rights Termination Date.

SECTION 5.         MISCELLANEOUS

Section 5.1             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 5.2             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

Section 5.3             Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 5.4             Entire Agreement.  This Agreement constitutes the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.5             Assignability.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void and of no effect, except that the Company may assign its rights and obligations hereunder to an Affiliate of the Company.  For the avoidance of

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doubt, (i) any Person who is a Permitted Transferee shall be subject to the terms of this Agreement, and (ii) any Person who receives Common Shares pursuant to (A) a Transfer in compliance with Section 4 hereof or (B) an Exempt Transfer shall not be subject to the terms of this Agreement.

Section 5.6             Titles.  The titles and captions of the sections, subsections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 5.7             Third Party Beneficiary.  No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 5.8             Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement to effect such replacement; provided, however, that such replacement does not defeat the principal purpose of this Agreement.

Section 5.9             Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to sections and subsections shall be deemed references to sections and subsections of this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular section, subsection or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

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Section 5.10           Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit Column to enforce the consummation of the Formation Transactions or the IPO Transactions.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

THE COMPANY:

Walker & Dunlop, Inc., a Maryland corporation

By:
Name:	William M. Walker
Title:	Chairman, President and Chief Executive Officer

COLUMN:

Column Guaranteed LLC

By:
Name:
Title:

WALKER STOCKHOLDERS:

William M. Walker

Mallory Walker

Signature Page to Stockholders Agreement

Schedule I

Common Shares

William M. Walker

Mallory Walker

Column Guaranteed LLC

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

LOCK-UP AGREEMENT

[SEE ATTACHED]

Exhibit C-1

LOCK-UP LETTER

October         , 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor
New York, NY 10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Re:          Proposed Public Offering by Walker & Dunlop, Inc.

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and you as the representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.

In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned agrees that the undersigned will not, during a period of 365 days from the date of the Underwriting Agreement, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  In the event that (1) during the last 17 days of the 365 day restricted period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 365 day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 365 day restricted period, then in each case the 365 day restricted period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with your prior written consent; provided, however, that transfers referenced under (i) and (ii) shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 365-day restricted period).  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Upon consummation of the Formation Transactions (as defined in the Underwriting Agreement) and/or grant of equity under the Company’s 2010 Equity Incentive Plan, the undersigned will have and, except as contemplated by clauses (i) through (iii) above and except with respect to shares sold as selling shareholders in the initial public offering, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the undersigned’s Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement does not become effective, by 6-months from the date hereof or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

[signatures on next page]

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This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

3

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Contributor”) hereby assigns, transfers, sells and conveys to WALKER & DUNLOP, INC., a Maryland corporation (the “Company”), its entire legal and beneficial right, title and interest in, to a 35% membership interest (the “Column Interest”) in Walker & Dunlop, LLC, a Delaware limited liability company, and the right to receive distributions of money, profits and other assets with respect to such membership interest, presently existing or hereafter at any time arising or accruing.

TO HAVE AND TO HOLD the same unto the Company, its successors and assigns, forever.

Upon the execution and delivery hereof, the Company assumes from the Contributor, all obligations in respect of the Column Interest accruing from and after the date hereof.

The Contributor, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Company, it will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Company in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Company, its successors and assigns, title to the Column Interest (as defined in that certain Contribution Agreement, dated as of October 29, 2010, by and between the Company and the Contributor (the “Contribution Agreement”)) granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement.

[Remainder of page left intentionally blank.]

Exhibit D-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY

Walker & Dunlop, Inc., a Maryland corporation

By:
	Name:	William M. Walker
	Title:	Chairman, President and Chief
Executive Officer

CONTRIBUTOR

Column Guaranteed LLC

By:
Name:
Title:

Exhibit D-2

EXHIBIT E
TO
CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

The Total Consideration to be received by the Contributor in exchange for the Column Interest shall be the number of Common Shares determined by reference to the formula set forth below for the Contributor and subject, in all applicable cases, to any splits or other similar adjustments made prior to or in connection with the Closing:

Total Consideration = 0.35 * DE / POP

The number shown above (0.35) represents the Contributor’s percentage interest in W&D LLC based on its legal ownership.  This number may be increased (but shall not be decreased) prior to Closing to take into account the settlement of outstanding intercompany receivables among W&D LLC and the Participating Companies, as of October 31, 2010.  Such adjustment shall be determined by the Company, in its reasonable judgment.  It is currently estimated that the adjustments described above would result in the Total Consideration to be received by the Contributor to be equal to 0.356130 * DE / POP.

DE = Distributable Equity

POP = Public Offering Price

“Distributable Equity” means Gross Equity Value minus Public Equity Value.

“Gross Equity Value” means the gross equity value of the Company upon the closing of the Formation Transactions and the Public Offering (excluding any shares issued by the Company at the time of the Public Offering pursuant to the Company’s equity incentive plan), as determined by the Company in consultation with the underwriters in the Public Offering.

“Public Equity Value” means the equity value of the shares of the Common Shares issued by the Company to the investors in the Public Offering, calculated by multiplying the number of Common Shares issued in the Public Offering (excluding any Common Shares issued upon exercise of the underwriters’ overallotment option) by the Public Offering Price.

“Public Offering Price” means the public offering price set forth on the cover page of the final prospectus for the Public Offering.

Any fractional Common Shares that the Contributor would otherwise be entitled to receive as a result of the calculation set forth above shall be rounded to the nearest whole number of Common Shares.

Exhibit E-1

EXHIBIT F

TO

CONTRIBUTION AGREEMENT

FORM OF FIRPTA CERTIFICATE

1.                         Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For United States tax purposes (including Section 1445), the owner of a disregarded entity which has legal title to a United States real property interest under local law, and not the disregarded entity, is the transferor of the property.

2.                         In order to inform Walker & Dunlop, Inc. (the “Transferee”), that withholding of tax is not required in connection with the transfer of the limited liability company interests in                    (the “Participating Company”), pursuant to the Contribution Agreement, dated as of October 29, 2010, by and between the Transferee,                (the “Transferor”) and certain other contributors party thereto, the Transferor hereby certifies and declares the following:

[(a)                [                  ] is a disregarded entity within the meaning of Treasury Regulation Section 1.1445-2(b)(2)(iii) and [                      ] is wholly owned by the Transferor.]

(b)                   The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(c)                    The Transferor is a corporation for federal income tax purposes and is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

(d)                   The Federal Taxpayer Identification Number for the Transferor is [                        ].

(e)                                  The address for the Transferor is:

[                      ]

[                      ]

3.                         The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

[Remainder of page left intentionally blank.]

Exhibit F-1

Under penalties of perjury, (the undersigned signatory signing on behalf of the Transferor below) declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of the Transferor.

Executed this                  day of                           , 2010.

Transferor

By:
Name:
Title:

Exhibit F-2

EXHIBIT G

TO

CONTRIBUTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit G-1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2010 by and among Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and collectively, the “Initial Holders”).

WHEREAS, the Company is engaging in various related transactions (the “IPO Transactions”) pursuant to which, among other things, the Company will effect an initial public offering of shares of its common stock, par value $0.01 per share (the “Common Shares”), the closing of which is occurring on the date hereof;

WHEREAS, in connection with the IPO Transactions, the Company is engaging in certain formation transactions (the “Formation Transactions”) pursuant to which, among other things, the Initial Holders are receiving Common Shares on the date hereof in exchange for their respective interests in the entities participating in the Formation Transactions (the “Private Placement Shares”), as set forth on Schedule I hereto; and

WHEREAS, the Company has agreed to grant to the Initial Holders (and their permitted assignees and transferees) the registration rights described in this Agreement (the “Registration Rights”).

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.         DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Agreement” is defined in the preamble hereto.

“Blackout Period” is defined in Section 2.1(f) hereof.

“Business Day” any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Commission” means the Securities and Exchange Commission.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Formation Transactions” is defined in the recitals hereto.

“Holder” means to (a) any Initial Holder who is the record or beneficial owner of any Registrable Security or (b) any assignee or transferee of such Initial Holder, provided such assignee or transferee agrees in writing to be bound by the all the provisions hereof.

“Initial Holder” is defined in the preamble hereto.

“IPO Closing Date” means the closing date of the Company’s initial public offering.

“IPO Transactions” is defined in the recitals hereto.

“Maximum Threshold” is defined in Section 2.2(b) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Piggy-Back Registration” is defined in Section 2.2(a) hereof.

“Private Placement Shares” is defined in the recitals hereto.

“Pro Rata Adjusted” is defined in Section 2.2(b)(x) hereof.

“Prospectus” means the prospectus or prospectuses included in any Shelf Registration Statement or other registration statement contemplated by Section 2.1(d) or Section 2.2(a), including any documents incorporated therein by reference.

“Registrable Securities” means the Private Placement Shares and any additional Common Shares issued with respect thereto by way of share dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and any Common Shares or shares of common stock issuable upon conversion, exercise or exchange thereof.

“Registration Notice” is defined in Section 2.1(a) hereof.

“Registration Rights” is defined in the recitals hereto.

“Registration Statement” means a Shelf Registration Statement or other registration statement contemplated by Section 2.1(d) or Section 2.2(a), including any documents incorporated therein by reference.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” is defined in Section 2.1(a) hereof.

“Suspension Event” is defined in Section 2.3(a) hereof.

“Underwritten Offering” is defined in Section 2.1(d) hereof.

“Underwritten Offering Notice” is defined in Section 2.1(d) hereof.

SECTION 2.         REGISTRATION RIGHTS

2.1           Demand Registration Rights.

(a)           Demand Registration.  Subject to Sections 2.1(e) and 2.3 hereof, at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, each Holder may deliver to the Company a written notice (a “Registration Notice”) informing the Company of such Holder’s desire to have some or all of its Registrable Securities registered for resale and specifying the number of Registrable Securities to be registered by the Company.  Upon receipt of a Registration Notice from a Holder requesting registration of the lesser of (i) one million (1,000,000) Registrable Securities or (ii) all of such Holder’s Registrable Securities, if the Company has not already caused such Registrable Securities to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with, and which has been declared effective by, the Commission and which remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1 with respect to such Registrable Securities), then the Company shall cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice, but in no event more than sixty (60) days following receipt of such notice, a new registration statement and related prospectus pursuant to Rule 415 under the Securities Act covering the resale of the Registrable Securities on a delayed or continuous basis (the “Shelf Registration Statement”), which complies as to form in all material respects with applicable Commission rules providing for the sale by such Holder or group of Holders of such Registrable Securities.  The Company agrees (subject to Section 2.3 hereof) to use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable.

Subject to Section 2.3 hereof, the Company agrees to use commercially reasonable efforts to keep any Shelf Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date that is two (2) years after the date of effectiveness of such Shelf Registration Statement, (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder, or (iii) the date on which the Holder or Holders consummate the sale of all of the Registrable Securities registered under such Shelf Registration Statement.

Notwithstanding the foregoing, the Company may at any time (including, without limitation, prior to or after receiving a Registration Notice from a Holder), in its sole discretion, include all additional Registrable Securities then outstanding or any portion thereof in any registration statement, including by virtue of adding such Registrable Securities as additional securities to an existing shelf registration statement pursuant to Rule 462(b) under the Securities Act (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1(a) with respect to the Registrable Securities so included, so long as such registration statement remains effective and not the subject of any stop order, injunction or other order of the Commission).  The Company shall not, without the prior written consent of a Holder, include in any Shelf Registration Statement filed by the Company pursuant to this Section 2.1(a) with respect to such Holder’s Registrable Securities, (i) any Common Shares to be offered by the Company for its own account or (ii) any Common Shares owned by any Person that is not a Holder.

(b)           Notice to Holders.  Upon receipt of a valid Registration Notice at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, the Company shall give written notice of the proposed filing of the Shelf Registration Statement to all other Holders as soon as practicable, and each Holder who wishes to participate in such Shelf Registration Statement shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Shelf Registration Statement.

(c)           Offers and Sales.  All offers and sales of Registrable Securities covered by a Shelf Registration Statement by the Holder thereof shall be completed within the period during which such Shelf Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission.  Upon notice that such Shelf Registration Statement is no longer effective, no Holder will offer or sell the Registrable Securities covered by such Shelf Registration Statement.  If directed in writing by the Company, each Holder will return all undistributed copies of the related Prospectus in such Holder’s possession upon the expiration of such period.

(d)           Underwritten Registered Resales.  If a Holder or Holders submit a Registration Notice requesting registration of a number of Registrable Securities equal to at least ten percent (10%) of the Private Placement Shares originally issued in the Formation Transactions (an “Underwritten Offering Notice”), then such Holder(s) shall be entitled to effect the sale of such Registrable Securities through an underwritten public offering (an “Underwritten Offering”); provided, however, that the Company shall not be obligated to effect more than three Underwritten Offerings under this Section 2.1(d); and provided, further, that the Company shall not be obligated to effect, or take any action to effect, an Underwritten Offering (i) within one hundred eighty (180) days following the last date on which an Underwritten Offering was effected pursuant to this Section 2.1(d) or during any lock-up period required by the underwriters in any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, or (ii) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of (provided the Company is actively employed in good faith commercially reasonable efforts to file such registration statement), and ending on a date ninety (90) days after the effective date of, a registration statement with respect to an offering by the Company with respect to which the Company gave notice pursuant to

Section 2.2(a).  Any request for an Underwritten Offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement.  Upon receipt of a valid Underwritten Offering Notice for an Underwritten Offering in accordance with the terms of this Section 2.1(d), the Company shall give written notice of the proposed Underwritten Offering to all other Holders as soon as practicable, and each Holder who wishes to participate in such Underwritten Offering shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Underwritten Offering.  The Holders holding a majority of the Registrable Securities to be included in an Underwritten Offering shall be entitled to select the managing underwriters for any such Underwritten Offering, subject to the approval of the Company, such approval not to be unreasonably withheld.  The Company shall cooperate with the Holder(s) and such managing underwriters in connection with any such offering, including without limitation entering into such customary agreements (including underwriting and lock-up agreements in customary form) and taking all such other customary actions as the Holders or the managing underwriters of such Underwritten Offering reasonably request in order to expedite or facilitate the disposition of the Registrable Securities subject to such Underwritten Offering (including, without limitation, making members of senior management of the Company available to participate in “road show” and other customary marketing activities), making available customary financial and other records, pertinent corporate documents and properties of the Company for review by the underwriters and their counsel and causing to be delivered to the underwriters opinions of counsel to the Company and comfort letters from the Company’s accountants in customary form, covering such matters as are customarily covered in an underwritten public offering, as the managing underwriters may request and addressed to the underwriters.

(e)           Limitations on Registration Rights.  Each Holder and its permitted assignees collectively shall be entitled to five (5) exercises of the Registration Rights under Section 2.1(a); provided, however, that the Holders, collectively and as a group, shall not be permitted to exercise such Registration Rights more than once in any consecutive six month period and the Company shall not be obligated to effect any Shelf Registration Statement within six months after the effective date of a previous Shelf Registration Statement.  Notwithstanding the foregoing, if a Registration Statement has not been declared effective by the Commission within one hundred twenty (120) days after the original filing date or is suspended for more than ninety (90) days at any one time, the Holders shall be deemed not to have exercised their Registration Rights under Section 2.1(a).  Each Holder’s Registration Rights granted pursuant to this Section 2.1 shall expire upon the date on which all of such Holder’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder.  Except as set forth in Section 2.1(d), the Registration Rights granted pursuant to this Section 2.1 may not be exercised in connection with any underwritten public offering by the Company or by any Holder without the prior written consent of the Company.

(f)            Black-Out Period.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or affiliates of such Holder who agree to be similarly bound) within seven (7) days prior to and for up to ninety (90) days, in the event of any subsequent offering, following the effective date of a registration statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Black-Out Period”); provided, however, that:

(i)            with respect to the Black-Out Period, such agreement shall not be applicable to the Registrable Securities to be sold on such Holder’s behalf to the public in an underwritten offering pursuant to such registration statement;

(ii)           all executive officers and directors of the Company then holding Common Shares shall enter into similar agreements;

(iii)          the Company shall use commercially reasonable efforts to obtain similar agreements from each 10% or greater shareholder of the Company; and

(iv)          such Holder shall be allowed any concession or proportionate release allowed to any officer, director or other 10% or greater shareholder of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 2.1(f) and to impose stop transfer instructions with respect to the Registrable Securities and such other Common Shares of any Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 2.2             Piggy-Back Registration Rights.

(a)           Piggy-Back Registration.  Subject to Section 2.3 hereof, if at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an underwritten offering of Common Shares by the Company for its own account (other than (i) any Shelf Registration Statement filed in connection with a Registration Notice pursuant to Section 2.1(a) or (ii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing stockholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten (10) Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within five (5) Business Days of receiving such notice (a “Piggy-Back Registration”).  The Company shall use its commercially reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.  Participation in a Piggy-Back Registration as provided in this Section 2.2(a) shall not count as an exercise of the Registration Rights under Section 2.1(a).  All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration shall (i) enter into an underwriting agreement in reasonable and customary form with the underwriter(s) selected by the Company for such Piggy-Back Registration and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents reasonably required under the terms of such underwriting agreement.

(b)           Reduction of Offering.  If the managing underwriter(s) for a Piggy-Back Registration advises the Company and the Holders of Registrable Securities that in their opinion the dollar amount or number of Common Shares or other securities that the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall include if the registration is undertaken for the Company’s account: (i) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the Common Shares or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to the terms hereof pro rata in accordance with the number of Registrable Securities which such Holders have requested be included in such underwritten offering, regardless of the number of Registrable Securities or other securities held by each such Person (such proportion is referred to herein as “Pro Rata Adjusted”) that can be sold without exceeding the Maximum Threshold; and (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons and that can be sold without exceeding the Maximum Threshold.

(c)           Withdrawal.  Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders of Registrable Securities, provided that the Company promptly deliver written notice of such withdrawal to each Holder.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 4.

2.3           Suspension of Offering.

(a)           Notwithstanding Section 2.1 or Section 2.2 hereof, the Company shall be entitled to postpone the filing of a Registration Statement, and from time to time to require Holders not to sell under a Registration Statement or to suspend the effectiveness thereof, if (i) the Company determines in good faith that such registration and/or offering would materially and adversely affect any offering of securities of the Company, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay, suspend or withdraw such Registration Statement for more than sixty (60) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (x) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (y) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice, other than permanent file copies then in the possession of such Holder’s counsel.

(b)           If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

2.4           Qualification. The Company shall file such documents as necessary to register or qualify the Registrable Securities to be covered by a Registration Statement by the time such Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, and shall use commercially reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by the Holders, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

2.5           Additional Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2.1 of this Agreement, subject to Section 2.3 hereof, the Company shall:

(a)           prepare and file with the Commission such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Section 2.1;

(b)           furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(c)           notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)           promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)           following receipt of a Registration Notice and thereafter until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the expiration of the period during which the Company is required to maintain the effectiveness of the related Registration Statement, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 2.5(e), subject to Section 2.3 above, at the request of the Holders, the Company shall prepare and, to the extent the exemption from the prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            use commercially reasonable efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the Common Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; and

(g)           if requested by any Holder participating in the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.

2.6           Obligations of the Holder.  In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 2, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.

SECTION 3.         INDEMNIFICATION; CONTRIBUTION

3.1           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any of their partners, members, officers, directors, employees or representatives, as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.1 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

3.2           Indemnification by Holder. Each Holder (and each permitted assignee of such Holder, on a several basis) severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 3.2, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the net proceeds actually received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

3.3           Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have under the indemnity agreement provided in Sections 3.1 or 3.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 3.1 or 3.2 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party of all liability at no cost or expense to the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

3.4           Contribution.

(a)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 3.1 and 3.2 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and the relevant Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)           The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, a Holder shall not be required to contribute any amount in excess of the amount of the net proceeds actually received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c)           Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 4.         EXPENSES

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Section 2 above, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification), and (v) the fees, charges and expenses of one firm of counsel for the selling Holders (which shall be selected by the Holder or Holders of a majority of the Registrable Securities being included in any particular registration statement).  Each Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of such Holder’s counsel, accountants and other advisors (except as contemplated by the preceding sentence), and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement.

SECTION 5.         RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell the Registrable Securities pursuant to Rule 144 under the Securities Act.  In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as such Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities hereunder.

SECTION 6.         MISCELLANEOUS

6.1           No Conflict of Rights.  The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Holders hereby.

6.2           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or ..pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

6.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

6.4           Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

6.5           Entire Agreement.  This Agreement and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

6.6           Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by a Holder without the written consent of the Company; provided, however, that a Holder may assign its rights and obligations hereunder, without such consent, in connection with a transfer of some or all of such Holder’s Registrable Securities (i) to the extent permitted under the Company’s Articles of Incorporation and (ii) provided such transferee agrees in writing to be bound by all of the provisions hereof and the Holder provides written notice to the Company within ten (10) Business Days of the effectiveness of such assignment.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

6.7           Titles.  The titles and captions of the sections, subsections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

6.8           Third Party Beneficiary.  Except as may be expressly provided herein (including, without limitation, Section 3 hereof), no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

6.9           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement; provided, however, that such replacement does not defeat the principal purpose of this Agreement.

6.10         Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

6.11         Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  All notices hereunder shall be delivered to the parties at the addresses set forth opposite their signatures below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 6.11 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.

6.12         Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit any Holder to enforce the consummation of the Formation Transactions or the IPO Transactions.

[Signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

Address:	THE COMPANY:

7501 Wisconsin Avenue, Suite 1200	Walker & Dunlop, Inc., a Maryland corporation
Bethesda, Maryland 20814

By:
	Name:	William M. Walker
	Title:	Chairman, President and Chief Executive Officer

Address: See Schedule I for the	INITIAL HOLDERS:
addresses of the Initial Holders

Mallory Walker

Taylor Walker

William Walker

Howard Smith, III

Richard Warner

Donna Mighty

Michael Yavinsky

Edward B. Hermes

Deborah Wilson

Column Guaranteed LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule I

Initial Holders	Common Shares

Mallory Walker

Taylor Walker

William Walker

Howard Smith, III

Richard Warner

Donna Mighty

Michael Yavinsky

Ted Hermes

Deborah Wilson

Column Guaranteed LLC

EXHIBIT H

TO

CONTRIBUTION AGREEMENT

FORM OF STOCKHOLDERS AGREEMENT

Exhibit H-1

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2010 by and among Walker & Dunlop, Inc., a Maryland corporation (the “Company”), Column Guaranteed LLC, a Delaware limited liability company (“Column”), William M. Walker (“WW”) and Mallory Walker (“MW” and collectively with Column and WW, the “Stockholders”).

WHEREAS, the Company is engaging in various related transactions (the “IPO Transactions”) pursuant to which, among other things, the Company will effect an initial public offering of shares of its common stock, par value $0.01 per share (the “Common Shares”), the closing of which is occurring on the date hereof;

WHEREAS, in connection with the IPO Transactions, the Company is engaging in certain formation transactions (the “Formation Transactions”) pursuant to which, among other things, Column and the Walker Stockholders, among others, are receiving Common Shares on the date hereof in exchange for their respective interests in the entities participating in the Formation Transactions, as set forth on Schedule I hereto;

WHEREAS, in connection with IPO Transactions, Column has executed and delivered to the Company a Lock-Up Agreement (the “Lock-Up Agreement”) imposing certain restrictions on the transfer and sale of the Common Shares to be issued to Column pursuant to the Formation Transactions; and

WHEREAS, in order to induce Column to enter into the Lock-up Agreement and to consummate the Formation Transactions to which it is a party, the parties hereto desire to enter into this Agreement and provide for certain rights and restrictions with respect to the nomination and election of  Directors.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.         DEFINITIONS

The following capitalized terms used herein have the following meanings:

“2011 Director Election” is defined in Section 2.1(a) hereof.

“Affiliate” means, as to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble hereto.

“Board of Directors” means the board of directors of the Company.

“Column” is defined in the preamble hereto.

“Column Nominees” is defined in Section 2.1(a) hereof.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Consummation Notice” is defined in Section 4.2(a) hereof.

“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Transfer” means (i) a sale, assignment, transfer or other disposition pursuant to a registered offering under the Securities Act or in a broker transaction pursuant to Rule 144 under the Securities Act (including the volume limitations thereunder, if applicable), (ii) a pledge or other hypothecation of Common Shares pursuant to a bona fide financing transaction with a third party, and any foreclosure or transfer in lieu of foreclosure of such Common Shares in connection therewith, or (iii) a transfer in connection with a tender or exchange offer made to all stockholders of the Company.

“Fair Market Value” means the closing sales price for Common Shares (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal.

“Formation Transactions” is defined in the recitals hereto.

“IPO Transactions” is defined in the recitals hereto.

“Lock-Up Agreement” is defined in the recitals hereto.

“MW Maximum Tag-Along Amount” is defined in Section 4.1(b) hereto.

“Named Third Party” is defined in Section 4.1(a) hereof.

“Notice Stockholders” means the Stockholders; provided, that any of Column, MW and WW proposing to make a Transfer shall not be considered a Notice Stockholder with respect to such proposed Transfer.

“Participation Notice” is defined in Section 4.1(b) hereof.

“Participation Period” is defined in Section 4.1(b) hereof.

“Permitted Transferee” means (i) with respect to an individual, (a) such individual’s spouse, lineal descendants (in each case, natural or adopted), siblings or parents, (b) any

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corporation, limited liability company or partnership in which the direct and beneficial owners of all of the equity interests are the individuals and/or any of the individuals referred to in clause (a) above, (c) any trust the sole beneficiaries of which, or any charitable trust the grantor of which, include the Persons described in clause (a) or clause (b) above or any private foundation organized or controlled by any of the Persons described in clause (a) or clause (b) above, or (d) any charitable entity qualified under Section 501(c)(3) of the Internal Revenue Code, and (ii) with respect to a corporation, partnership or limited liability company, an entity that controls, is controlled by, or is under common control with such entity.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Stockholders” is defined in the preamble hereto.

“Tag-Along Rights Termination Date” means the date that is twelve (12) months after the date of the expiration, pursuant to the terms of the Lock-Up Agreement, of the “Restricted Period” (as defined in the Lock-Up Agreement).

“Tag-Along Stockholders” means Column and MW.

“Termination Date” means the date that is six (6) months after the date of the expiration, pursuant to the terms of the Lock-Up Agreement, of the “Restricted Period” (as defined in the Lock-Up Agreement).

“Transfer” means a sale, assignment, transfer or other disposition of more than ten percent (10%) of the issued and outstanding Common Shares of the Company in any transaction or series of related transactions; provided, that a “Transfer” shall not include a Transfer to a Permitted Transferee.  For the avoidance of doubt, “Transfer” shall not include (i) any sale, assignment, transfer or other disposition of Common Shares in connection with the Formation Transactions or the IPO Transactions or (ii) any Exempt Transfer.

“Transfer Amount” is defined in Section 4.1(b) hereof.

“Transfer Notice” is defined in Section 4.1(a) hereof.

“Transferring Stockholder” is defined in Section 4.1(a) hereof.

“Voting Securities” means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Directors.

“Walker Stockholders” means William M. Walker and Mallory Walker.

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SECTION 2.         BOARD OF DIRECTORS

Section 2.1             Column Nominees.

(a)           At the annual meeting of stockholders of the Company to be held during the 2011 calendar year, or at any special meeting of stockholders of the Company held prior to the Termination Date at which Directors are to be elected, or at any taking of action by written consent of stockholders of the Company prior to the Termination Date with respect to which Directors are to be elected (each a “2011 Director Election”), Column shall have the right (but not the obligation) to designate two (2) nominees for election to the Board of Directors (such nominees, the “Column Nominees”) at such 2011 Director Election.

(b)           Column shall not name any person as a Column Nominee if (i) such person is not reasonably experienced in business, financial or commercial real estate finance matters; (ii) such person has been convicted of, or has pled no lo contendere to, a felony; (iii) the election of such person would violate any law; or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such person.

(c)           At or prior to any 2011 Director Election: (i) the Company’s nominating committee (or any other committee exercising a similar function) shall recommend to the Board of Directors the nomination of each Column Nominee for election to the Board of Directors, and (ii) the Board of Directors shall recommend to the stockholders of the Company the election of each Column Nominee to the Board of Directors.  The Company shall exercise all authority under applicable law to cause each Column Nominee to be elected to the Board of Directors at any 2011 Director Election, including, without limitation, using its reasonable efforts to solicit from the stockholders of the Company eligible to vote in the election of Directors proxies in favor of the Column Nominees.

Section 2.2             Vacancies.  From and after the date hereof until the Termination Date, in the event that any Director who is a Column Nominee ceases to serve as a Director for any reason other than the fact that Column no longer has a right to nominate a Director as provided in Section 2.1(a), the vacancy resulting thereby shall be filled by a Column Nominee designated by Column and the other Directors shall cause the appointment of such Column Nominee to the Board of Directors; provided, however, that any Column Nominee so designated by Column shall satisfy the qualification requirements set forth in Section 2.1(b).

Section 2.3             Termination of Nomination Right.  The rights and obligations set forth in this Section 2 shall terminate as of the Termination Date.

SECTION 3.         ELECTION OF DIRECTORS

Section 3.1             Voting Agreement.  At any 2011 Director Election, each of the Walker Stockholders agrees to vote, at a meeting or by written consent, all of the Voting Securities then owned by such Walker Stockholder (and attend such 2011 Director Election, in person or by proxy, for purposes of obtaining a quorum and execution of written consents in lieu of meetings) in favor of the election to the Board of Directors, to the extent permitted pursuant to the

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Company’s Articles of Incorporation and subject to compliance with applicable law, of each of the Column Nominees.

SECTION 4.         TAG-ALONG RIGHTS

Subject to Section 4.3 below, no Stockholder shall be permitted to engage in a Transfer without first offering each of the Tag-Along Stockholders the right to participate in such Transfer in accordance with this Section 4.

Section 4.1             Transfers by Stockholders.

(a)           The Stockholder(s) proposing to make a Transfer (collectively, the “Transferring Stockholder”) shall first deliver a written notice (the “Transfer Notice”) to the Notice Stockholders stating (i) the Transferring Stockholder’s desire to Transfer Common Shares to a third party; (ii) the number of Common Shares subject to the proposed Transfer; (iii) the price and the other general terms of the proposed Transfer; and (iv) the identity of the third party transferee (the “Named Third Party”).  Thereafter, the Tag-Along Stockholders may elect to participate in the Transfer subject to the participation rights set forth in this Section 4.

(b)           The Tag-Along Stockholders may elect to participate in the contemplated Transfer at the same price per Common Share and on the same terms and conditions specified in the Transfer Notice by delivering written notice (the “Participation Notice”) to the Transferring Stockholder within ten (10) days after delivery of the Transfer Notice (the “Participation Period”).  If any such Tag-Along Stockholders elect to participate in such Transfer, the Transferring Stockholder and such Tag-Along Stockholders participating in such sale shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Common Shares equal to the product of (i) the quotient determined by dividing (x) the percentage of all issued and outstanding Common Shares held by such Transferring Stockholder or such Tag-Along Stockholder, as the case may be, as of the applicable date by (y) the aggregate percentage of all issued and outstanding Common Shares owned by the Transferring Stockholder and the Tag-Along Stockholders participating in such sale and (ii) the number of Common Shares to be sold in the contemplated Transfer (such number of shares with respect to each such Transferring Stockholder or Tag-Along Stockholder, as the case may be, the “Transfer Amount”); provided, however, that if such Tag-Along Stockholder is MW, (A) MW shall be entitled to sell no more than a number of Common Shares which has an aggregate Fair Market Value of $10,000,000 on the date the Transfer Notice with respect to such proposed Transfer is delivered (such number of shares, the “MW Maximum Tag-Along Amount”), and (B) Column shall be entitled to sell, in addition to the Transfer Amount applicable to Column with respect to such proposed Transfer, a number of Common Shares that equals the difference between (X) the Transfer Amount applicable to MW with respect to such proposed Transfer minus (Y) the MW Maximum Tag-Along Amount.  If the Tag-Along Stockholders do not send a Participation Notice during the Participation Period or otherwise decline to participate in the proposed Transfer, the Transferring Stockholder shall be permitted to consummate a transaction with the

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Named Third Party on substantially the same terms as the terms set forth in the Transfer Notice, provided that the closing of such transaction occurs within ninety (90) days after the delivery of the Transfer Notice.

(c)           If the Transferring Stockholder receives a Participation Notice from one or more of the Tag-Along Stockholders, the Transferring Stockholder shall use reasonable commercial efforts to obtain the agreement of the Named Third Party to the participation of such Tag-Along Stockholders in any contemplated Transfer, and no Transferring Stockholder shall transfer any Common Shares to the Named Third Party if such Named Third Party declines to allow the participation of the Tag-Along Stockholders.

Section 4.2             Consummation of Proposed Transfer.

(a)           At least ten (10) days prior to the consummation of a Transfer by a Transferring Stockholder and not before the earlier of (x) the end of the Participation Period and (y) the receipt by the Transferring Stockholder of a Participation Notice from the Tag-Along Stockholders, the Transferring Stockholder shall provide written notice (a “Consummation Notice”) to each of the Tag-Along Stockholders participating in the Transfer stating (i) the number of Common Shares that such Tag-Along Stockholder will be entitled to sell to the Named Third Party, and (ii) the date the Transfer will be consummated.  At least five (5) days prior to the date of such consummation, each Tag-Along Stockholder participating in the Transfer shall deliver to the Transferring Stockholder (or such other person as may be designated in writing by the Transferring Stockholder) for Transfer to the Named Third Party one or more certificates, properly endorsed for transfer (or evidence of delivery of uncertificated Common Shares by book-entry and/or other evidence of the transfer of Common Shares), which represent the number of Common Shares that such Tag-Along Stockholder is entitled to sell as provided in the Consummation Notice.  The certificate(s) (or evidence of delivery of uncertificated Common Shares) delivered to the Transferring Stockholder (or the Transferring Stockholder’s designee) by the Tag-Along Stockholders shall be transferred to the Named Third Party as part of the consummation of the Transfer of Common Shares pursuant to the terms and conditions specified in the Transfer Notice and the Consummation Notice.  Except to the extent other arrangements are made between the Transferring Stockholder and the Named Third Party for the delivery of proceeds directly to the Tag-Along Stockholders, upon receipt of the proceeds of the Transfer, the Transferring Stockholder shall promptly remit to each Tag-Along Stockholder that portion of such proceeds to which such Tag-Along Stockholder is entitled by reason of such Tag-Along Stockholder’s participation in such Transfer together with any stock certificates for any shares not sold in the Transfer.

(b)           In connection with a Transfer pursuant to this Section 4, each Stockholder shall be required to make representations and warranties regarding the Common Shares that such Stockholder proposes to Transfer of a type customarily made by similarly situated stockholders, including, but not limited to, such Stockholder’s ownership of and authority to transfer such

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Common Shares, the absence of any liens or other encumbrances on such Common Shares, and the compliance of such Transfer with the federal and state securities laws and all other applicable laws and regulations; provided, however, that each Tag-Along Stockholder shall enter into the same agreement or agreements as the Transferring Stockholder with respect to the proposed Transfer.

Section 4.3             Termination of Rights.  The rights and obligations set forth in this Section 4 shall terminate automatically, without any action by any Stockholder, on the Tag-Along Rights Termination Date.

SECTION 5.         MISCELLANEOUS

Section 5.1             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 5.2             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

Section 5.3             Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 5.4             Entire Agreement.  This Agreement constitutes the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.5             Assignability.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void and of no effect, except that the Company may assign its rights and obligations hereunder to an Affiliate of the Company.  For the avoidance of

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doubt, (i) any Person who is a Permitted Transferee shall be subject to the terms of this Agreement, and (ii) any Person who receives Common Shares pursuant to (A) a Transfer in compliance with Section 4 hereof or (B) an Exempt Transfer shall not be subject to the terms of this Agreement.

Section 5.6             Titles.  The titles and captions of the sections, subsections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 5.7             Third Party Beneficiary.  No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 5.8             Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement to effect such replacement; provided, however, that such replacement does not defeat the principal purpose of this Agreement.

Section 5.9             Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to sections and subsections shall be deemed references to sections and subsections of this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular section, subsection or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

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Section 5.10           Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit Column to enforce the consummation of the Formation Transactions or the IPO Transactions.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

THE COMPANY:

Walker & Dunlop, Inc., a Maryland corporation

By:
Name:	William M. Walker
Title:	Chairman, President and Chief Executive Officer

COLUMN:

Column Guaranteed LLC

By:
Name:
Title:

WALKER STOCKHOLDERS:

William M. Walker

Mallory Walker

Signature Page to Stockholders Agreement

Schedule I

Common Shares

William M. Walker

Mallory Walker

Column Guaranteed LLC